UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     FORM 10



                   GENERAL FORM FOR REGISTRATION OF SECURITIES

         Pursuant to Section 12(b) or (g) of The Securities Act of 1934


                            The Neptune Society, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Florida                                     59-2492929
------------------------------------        ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


    3500 W. Olive, Suite 1430,
      Burbank, California                                91505
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(Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including area code: (818) 953-9995


        Securities to be registered pursuant to Section 12(b) of the Act:

                None                                           None
---------------------------------------         --------------------------------
Title of each class to be so registered         Name of each exchange on which
                                                 each class is to be registered

           Securities to be registered under Section 12(g) of the Act:

                  Common Shares, Par Value of $0.002 per Share
--------------------------------------------------------------------------------
                                (Title of Class)

                                 Not Applicable
--------------------------------------------------------------------------------
                                (Title of Class)


                                          TABLE OF CONTENTS

ITEM 1.    BUSINESS........................................................................................2

ITEM 2.    SELECTED FINANCIAL INFORMATION.................................................................31

ITEM 3.    PROPERTIES.....................................................................................42

ITEM 4.    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.................................44

ITEM 5.    DIRECTORS AND EXECUTIVE OFFICERS...............................................................45

ITEM 6.    EXECUTIVE COMPENSATION.........................................................................47

ITEM 7.    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.................................................50

ITEM 8.    LEGAL PROCEEDINGS..............................................................................52

ITEM 9.    MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED
           STOCKHOLDER MATTERS............................................................................53

ITEM 10.   RECENT SALES OF UNREGISTERED SECURITIES........................................................54

ITEM 11.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED........................................58

ITEM 12.   INDEMNIFICATION OF DIRECTORS AND OFFICERS......................................................58

ITEM 13.   FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA....................................................59

ITEM 14.   CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE...........59

ITEM 15.   FINANCIAL STATEMENTS AND EXHIBITS..............................................................60

SIGNATURES................................................................................................82


                           FORWARD-LOOKING STATEMENTS

     This Registration Statement contains forward-looking statements, including without limitation, statements that include the words "anticipates," "believes," "estimates" and "expects" and similar expressions and statements relating to our strategic plans, capital expenditures, industry trends and our financial position. Such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including competition for and availability of crematory acquisitions, our ability to manage an increasing number of sales offices and crematories, our ability to retain key management personnel and to continue to attract and retain skilled funeral home and crematory management personnel, state and federal regulations, changes in the death rate or deceleration of the trend towards cremation, availability and cost of capital and general industry and economic conditions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not intend to update these forward-looking statements and information.


     Our management has included projections and estimates in this Registration Statement, which are based primarily on management's experience in the industry, assessments of our results of operations, discussions and negotiations with third parties and a review of information filed by its competitors with the Securities and Exchange Commission. Investors are cautioned against attributing undue certainty to management's projections.

ITEM 1.  BUSINESS

Overview

     The Registrant was incorporated in the State of Florida on January 4, 1985 under the name "L R Associates, Inc.", and subsequently changed its name to "Lari Corp." on August 3, 1998. On March 31, 1999, Lari Corp., paid $1,000,000 cash, $310,000 in transaction costs, 500,000 shares of common stock and $21,000,000 of promissory notes valued at $19,968,529 (for total consideration of $26,278,529), to acquire a group of privately held companies and limited partnerships that were engaged in the business of marketing and administering Pre-Need and At-Need (at the time of death) cremation services under the name the "Neptune Society". See "History of the Neptune Society - Neptune Group
Acquisition." At the time of the acquisition, Lari Corp. was not actively engaged in any business. On April 26, 1999, Lari Corp. changed its name to "Neptune Society, Inc.", and undertook the management of the Neptune Society business.

     The Neptune Society, Inc., is the holding company for the Neptune Society of America, Inc., a California corporation. Neptune Society of America, Inc. is the holding company for Neptune Management Corp. and Heritage Alternatives, Inc., which are engaged in marketing and administering Pre-Need and At-Need cremation services in California, Florida, Iowa, New York, Oregon and
Washington. Neptune Society also operates crematories in Los Angeles, California, Ankeny, Iowa, Portland, Oregon, and Spokane, Washington. Our crematories service our pre-need programs in the areas in which such crematories are located. Neptune Society uses the services of third-party crematories in other areas of the United States. See "History of the Neptune Society."

     Unless the context otherwise requires, (i) "Neptune Society" and the "Registrant" refers to The Neptune Society, Inc., (ii) "Neptune of America" refers to Neptune Society of America, Inc., (iii) "Neptune Management" refers to Neptune Management Corp., Inc. (iv) "Heritage Alternatives" refers to Heritage Alternatives, Inc. The Neptune Group refers to the privately held group of companies acquired by the Registrant on March 31, 1999. "We," "us," and "our" refers to Neptune Society, and its subsidiaries and associated entities.

     Our principal executive offices are located at 3500 W. Olive, Suite 1430, Burbank, California 91505. Neptune Society maintains corporate offices at 102 N.E. 2nd Street, Suite 777, Boca Raton, Florida 33432.

     All dollar amounts are in United States dollars unless otherwise indicated.


The Neptune Society Business

     Our business strategy is to pursue revenue and growth opportunities in the cremation sector of the death care service industry. We operate all our locations under one nationally branded name, "The Neptune Society," and offer only cremation services and products related to cremation services. We do not intend to evolve into a traditional funeral burial services company and do not intend to compete directly with the larger corporate consolidators in the death care service industry by providing burial services.



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

Neptune Society Services

     Our primary business is marketing and administering Pre-Need and At-Need cremation services in the states of California, Florida, Iowa, New York, Oregon and Washington. We also operate a telemarketing center in Tempe, Arizona.

The Neptune Society Pre-Need Program

     The Neptune Group started our Pre-Need program in 1988. Our Pre-Need program is designed to eliminate as much of the emotional and financial burden as possible for the individuals' heirs and successors. Our Pre-Need Program allows individuals to pre-arrange cremation funeral services at a guaranteed fixed price by entering into a Pre-Need contract.

     Regulations governing the sale of Pre-Need contracts vary from state to state. The following is a brief description of the regulatory requirements related to the sale of Pre-Need contracts in the states where we currently operate:

     California

     Licensing: We are a licensed provider of Pre-Need cremation services in the State of California. Our California Pre-Need cremation service business is subject to the regulatory requirements of the California Business and Professions Code. We are required to file reports on an annual basis with the California Department of Consumer Affairs Cemetery Board. We were also required to obtain Cemetery Board approval for our California Pre-Need contracts. Our California Pre-Need contracts must contain certain disclosures and terms to comply with state regulatory requirements. Our California Pre-Need contract has been approved for use in California.

     Trust Fund Deposits Requirements: We are required to include in our California Pre-Need contracts an agreement to hold or put the money we receive for the cremation services in trust until the contract is fulfilled and the cremation services are delivered. Our California Pre-Need Plans consist of a contract related to the Pre-Need cremation service, which is 60% of the cost of a Pre-Need Plan, and an agreement to purchase merchandise, which is 40% of the cost of a Pre-Need Plan. Under the California regulatory requirements, the purchase price for merchandise that is delivered at the time a Pre-Need Plan is sold is excluded from the requirement to hold funds in trust. We deliver merchandise related to the Pre-Need Plan as soon as payment is received under the agreement. We place 60% of the funds related to the cost of a Pre-Need Plan into a Pre-Need trust fund in accordance with our standard Pre-Need services contract.

     Cancellation: If the California Pre-Need plan is cancelled, we are permitted to charge a revocation fee equal to 10% of the trust fund balance related to such Plan, which may be collected only from the income earned by the trust, if any.

     Florida

     Licensing: We are a licensed provider of Pre-Need cremation services in the State of Florida. Our Florida Pre-Need cremation service business is subject to the regulatory requirements of Florida Funeral and Cemetery Services Act. We are required to file reports on an annual basis with the Florida Cemetery Board. Florida Cemetery Board approval is required for our Pre-Need contracts, which must contain certain disclosures and terms. Our Florida Pre-Need contracts are approved for use in Florida.

     Trust Fund Deposits: The Florida Funeral and Cemetery Services Act requires us to place into a trust fund an amount at least equal to the sum of 70% of the purchase price collected for all services sold; 100% of the purchase price for all cash advance items sold; and 30% of the purchase price collected or 110% of the wholesale cost, whichever is greater, for each item of merchandise sold. Our Florida Pre-Need Plans consist of a contract related to the Pre-Need cremation service, which is 70% of the cost of a Pre-Need Plan, and an agreement to purchase merchandise, which is 30% of the cost of a Pre-Need Plan. Under the terms of our Florida Pre-Need contracts, we deposit 70% of the funds we receive for Pre-Need services into trust and 30% of the funds we receive for merchandise into trust.

     Cancellation: Under the Florida Funeral and Cemetery Services Act, a purchaser may, in writing, cancel a Pre-Need Plan as follows:

     o within 30 days of the date the contract is entered into, the purchaser may cancel the entire contract receive all of the payments made, provided that the services have not been provided;

     o anytime after 30 days, the purchaser may cancel the services portion of the contract provided that the services have not been provided, and receive a full refund of all of the amounts deposited into trust that are related to the services; and

     o anytime after 30 days, a purchaser may cancel the merchandise portion of a Pre-Need plan and shall be entitled to a full refund of the purchase price allocable to the specific item or items of merchandise that we cannot or do not deliver in accordance with the agreement.

     Iowa

     Licensing: We are a licensed provider of pre-need cremation services in the State of Iowa. Our Iowa Pre-Need cremation service business is subject to the regulatory requirements of the Iowa Administrative Code. We are required to file reports on an annual basis with the Iowa Mortuary Board. Iowa Mortuary Board approval is required for our Iowa Pre-Need contracts, which must contain certain disclosures and terms. Our Iowa Pre-Need contracts have been approved for use in Iowa.

     Trust Fund Deposits: The Iowa Administrative Code requires us to place at least 80% of the total purchase price collected for our Pre-Need plans into a trust fund. Under the terms of our Iowa Pre-Need contracts, we place 80% of the amount collected for the Pre-Need services and merchandise into trust.

     Cancellation: If an Iowa Pre-Need Plan is cancelled, all monies must be refunded without penalty within 10 days after cancellation.

     Oregon

     Licensing: We are a licensed provider of Pre-Need cremation services in the State of Oregon. Our Pre-Need cremation service business is subject to the regulatory requirements of the Oregon Revised Statute - Funerals, Cemeteries and Crematoriums Act and the Uniform Trustees' Powers Act. We are required to file reports on an annual basis with the Oregon Cemetery Board. Oregon Cemetery Board approval is required for our Oregon Pre-Need contracts, which must contain certain disclosures and terms. Our Oregon Pre-Need contracts are approved for use in Oregon.

     Trust Fund Deposits: The Oregon Uniform Trustees' Powers Act requires us to place at least 90% of the purchase price collected for Pre-Need services into a trust fund. Our Oregon Pre-Need Plans consist of a contract related to the Pre-Need cremation service at a guaranteed price, which is 60% of the cost of a Pre-Need Plan, and an agreement to purchase merchandise, which is 40% of the cost of a Pre-Need Plan. Under the Oregon regulatory requirements, the purchase price for merchandise that is delivered at the time a Pre-Need Plan is sold is excluded from the requirement to hold funds in trust. We deliver merchandise related to the Pre-Need Plan upon receipt of payment. Under the terms of our Oregon Pre-Need contract, we place 90% of the amount collected for the Pre-Need services into trust.

     Cancellation: If the guaranteed price Pre-Need plan is cancelled, we are permitted to retain 10% of the amount collected for Pre-Need services and are not required to refund any amounts related to merchandise sold.

     Washington

     Licensing: We are a licensed provider of Pre-Need cremation services in the State of Washington. Our Washington Pre-Need cremation service business is subject to the regulatory requirements of the Revised Code of Washington regulating embalmer and funeral directors. We are required to file reports on an annual basis with the Washington Cemetery Board. Washington Cemetery Board approval is required for our Washington Pre-Need contracts, which must contain certain disclosures and terms. Our Washington Pre-Need contracts are approved for use in Washington.

     Trust Fund Deposits: Washington law requires us to place at least 80% of the purchase price collected for Pre-Need services into a trust fund. Our Washington Pre-Need Plans consist of a contract related to the Pre-Need cremation service, which is 60% of the cost of a Pre-Need Plan at a guaranteed price, and an agreement to purchase merchandise, which is 40% of the cost of a Pre-Need Plan. Under the Washington regulatory requirements, the purchase price for merchandise that is delivered at the time a Pre-Need Plan is sold is excluded from the requirement to hold funds in trust. We deliver merchandise related to our Pre-Need Plans at the time a Pre-Need Plan is sold. Under the terms of our Washington Pre-Need contracts, we place 80% of the amount collected for the Pre-Need services into trust.



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

     Cancellation: If the guaranteed price Pre-Need Plan is cancelled, we are permitted to retain 10% of the amount collected for the Pre-Need services and are not required to refund amounts related to merchandise sold.

     Under Washington law, a purchaser may, in writing, cancel a Pre-Need plan as follows:

     o within 30 days of the date the contract is entered into and receive all of the payments made, provided that the services have not been used; and

     o anytime after 30 days, if cancelled in writing, provided that the services have not been provided, and receive a full refund of all amounts deposited into trust that are related to services, less 10% for costs associated with selling and setting up the contract.

Trust Fund Administration

     We administer our Pre-Need trust funds in accordance with applicable state regulation, and funds related to each Pre-Need contract are released when we perform the crematory service or the contract is cancelled. See "Industry Regulation - Pre-Need Trust Fund."

     Approximately 82,000 individuals have become members of our Pre-Need programs since 1988, some of whom have since died or cancelled their membership. Since 1988, the cancellation rate of active Pre-Need Contracts has been approximately 1% on an annual basis. As of August 31, 2000, we had approximately 56,000 active Pre-Need members.

The Neptune Society At-Need Programs

     We also provide cremation services on an At-Need basis (at the time of death). We provide a full range of cremation services and merchandise and handle all aspects of the deceased's cremation needs according to the decisions and plans of the decedent's heirs, including service planning, optional services for scattering remains, and delivery of remains to family members. These services are generally less expensive than burials.

The Neptune Society Registration Service

     We offer a registration service that allows individuals to record and register their request to be cremated, and we maintain a record of information necessary for us to provide cremation services at the time of death.

Crematory Services

     We operate crematories in California, Iowa, Oregon, and Washington. Our crematories provide cremation services in the areas where we market and administer Pre-Need programs. We also use the services of third-party crematories to service our Pre-Need and At-Need programs in those areas where we do not operate crematories.



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

Other Services and Products

     We offer premium, upgraded services and products, including higher quality urns, and memorialization options. Our offices in Miami, Fort Lauderdale, Ankeny, Portland, and Spokane have chapels for cremation memorial services.

Pricing

     We define our pricing strategy as a simple, dignified and economical alternative to traditionally more expensive and elaborate funerals and burials. Our strategy is to maintain a simple product and pricing structure to assist customer decision-making. For example:

     o We charge a one time $50 registration fee for customers who chose only to register their cremation wishes;

     o Our current basic Pre-Need cremation program sells for approximately $1,500, including approximately $620 for merchandise and $880 for cremation services;

     o We currently charge 8% interest on outstanding amounts under our extended payment plans; and

     o We offer a travel plan to Pre-Need members for $200 - $300, which guarantees service coverage throughout the continental United States.

     Our standard Pre-Need service program includes services, such as burial at sea, rose garden scattering and delivery of remains to family members.

     Our cremation services are generally less expensive than traditional funeral services.

Existing Facilities

     Our offices are generally located in clusters within the geographic areas we service. We believe that clustering offices in the geographic areas may provide us with opportunities to share personnel, vehicles and other resources, reduce per location operating and administrative costs, and implement integrated marketing programs.

     We currently have locations in the states of California, Florida, Iowa, New York, Oregon, and Washington. Our telemarketing center is located in Tempe, Arizona. See "Properties."

Expansion

     Our growth strategy is to expand our operations through acquisitions of existing cremation service providers with established market presence and through establishing new offices. Since March 31, 1999, we have acquired cremation service providers or established new offices in Iowa, Oregon and Washington.

     The cremation segment within the death care industry is highly fragmented, and we believe there are many small owner-manager operations throughout North America that are possible acquisition targets. Our strategy is to acquire cremation services companies with existing operational licenses, staff and offices with At-Need operations in states with large population centers where cremation rates are 15% to 50%. Based on our experience, we anticipate that few acquisition targets will have established effective prearranged sales programs, thus enabling us to implement our Pre-Need program. We also intend to grow by establishing new offices.

     We apply specific selection criteria when evaluating new geographic locations for expansion, including:

     o    death and cremation rates for the area;

     o    existing market area competition;

     o    forecasted growth in cremation rates for the area; and

     o    trust laws and regulatory requirements.

     Our management is currently exploring expansion opportunities in the states of Arizona, California, Colorado, Florida, Idaho, Illinois, Massachusetts, Ohio, Oregon, and Texas. We believe these States present growth opportunities based on their population and current cremation rates that range between 15% to 50%.

     We cannot assure you that we will acquire any additional death care service providers or that acquisitions, if any, will result in increased operating efficiencies or revenues to us.

     We may also acquire or construct additional crematories if we determine that the demand for cremation services in a particular geographic region warrants expansion. We anticipate that our crematories have the capacity to service our cremation service needs.

Marketing

     We currently market our services in all our locations under the name "The Neptune Society." Our marketing strategy is focused on maintaining and further developing the strength of our brand name and creating consumer awareness of our death care services and products. We promote our death care services and products using targeted advertising campaigns, including, for example:

     o    advertisements in the Yellow Pages;

     o    local television and radio advertisements; and

     o a Web site providing up-to-date, on-line information related to our death care services and products.

     We market our Pre-Need programs using a combination of sales and direct marketing programs to generate sales.



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

     Direct Mail

     We use a monthly direct mail campaign to generate leads. We currently mail approximately 3.7 million pieces of direct mail marketing materials per year in the geographic areas we serve. Our marketing materials provide information related to our Pre-Need programs, including a description of the services, pricing information, our toll free phone number, and a business reply card to obtain additional information or to make an appointment with one of our area sales representatives. We have historically received a response rate of approximately .8% from our direct mail campaigns. We anticipate we can sell Pre-Need plans to approximately 26% of these leads through our direct sales efforts.

     Telemarketing

     On November 15, 1999, we established a telemarketing center in Tempe, Arizona. As of August 31, 2000, we employed 49 telemarketers. Our current telemarketing program is primarily designed to generate leads from people who have responded to our direct mail marketing campaigns. We anticipate that telemarketing will allow us to increase the number of Pre-Need plans we sell to leads generated by our direct mail marketing campaign.

     The goal of our telemarketing strategy is to increase the sales of our Pre-Need plans resulting from direct mail leads, which is currently approximately 7,000 Pre-Need plan sales per annum. Based on our research of the telemarketing industry, we believe we can achieve this goal by using our call center as a convenient forum for providing information to potential members and for setting appointments for our area sales representatives. Our call center is anticipated to allow us to consolidate our telemarketing efforts and to schedule appointments for our area sales representatives in one centralized location. We believe this will allow us to implement a uniform telemarketing and promotional strategy using professional telemarketers. We anticipate this will relieve our area sales representatives of some of their prior administrative duties, which may facilitate an increased number of sales calls and increase our sales productivity. We cannot assure you that we will successfully implement our telemarketing programs or that the number of Pre-Need plans we sell or leads generated by our direct mail marketing campaign will increase as a result of our call center.

     Personal Sales

     We use commissioned area sales representatives to sell Pre-Need contracts. As of August 31, 2000, we had approximately 92 commissioned area sales representatives, including 26 in California, 33 in Florida, 5 in Iowa, and 28 in Washington. These area sales representatives are provided leads generated from our direct mail campaigns and telemarketing efforts, and they meet with potential clients individually to determine the service needs of the individual. The area sales representatives are paid on a commission basis according to the type of plan sold and the method of payment selected by the customer. A majority of our area sales representatives are in California and Florida and have worked with our subsidiaries for over four years. Each of our Pre-Need sales offices has a sales manager who recruits, trains and engages area sales representatives.



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

     Internet Web Site

     We developed and operate a fully integrated and comprehensive web site located at www.neptunesociety.com, targeted at the baby boomer generation. We believe that the aging of the baby boomers, represents an opportunity to expand our business by marketing our Pre-Need Programs on the Internet. Baby boomers represent one of the fasting growing segments of Internet users. Consumers may purchase Pre-Need plans on-line at our web site.

     On May 8, 2000, we entered into an agreement with eglobalmedia.com, a company that specializes in developing internet marketing strategies targeted at senior citizens, for e-marketing services and an internet marketing program for our web site. In the future, we plan to develop other services and content for our web site to enhance our on-line offerings.

Death Care Industry

     According to statistics provided in the National Vital Statistics Reports, Vol. 48, No. 11, the number of deaths in North America has risen by 1% annually between 1980 and 1998, and is expected to continue to grow at a similar rate over the next 10-15 years. The growth in death rates results not only from an increase in the overall population, but also from the demographics of an aging population as the baby boomer generation matures.

     According to information available on the National Funeral Directors Association's web site located at www.nfda.org:

     o There are more than 22,100 funeral homes in the United States employing approximately 35,000 licensed funeral directors/embalmers and 89,000 additional funeral service and crematory personnel;

     o There were 2,338,078 deaths in the United States during the 12-month period ending December 1998, or 8.65 deaths per thousand population. (source: U.S. Department of Health & Human Services, 1998);

     o In 1999, the average cost of an adult funeral, not including cemetery expenses, was approximately $5,000; and

     o    Death rates are projected to rise to:

          o    8.82 deaths per thousand in 2000;

          o    9.32 deaths per thousand in 2010; and

          o    10.24 deaths per thousand in 2020.

     We believe that the popularity of cremation services will increase in the future as a result of the differences in costs between traditional burial funerals and cremations and as a result of a consumer shift in attitude towards cremation and perception of value. According to a survey of crematory operations conducted by Smith, Bucklin & Associates, Market Research and Statistics Division on behalf of the Cremation Association of North America:

     o The popularity of cremation varies by geographic location in the United States, ranging from a low of 5.1% in Mississippi to a high of 58% in Hawaii;

     o In 1998, cremation services were chosen for approximately 23.75% of total deaths in the United States, representing approximately 550,000 cremations;

     o The demand for cremation services as a percentage of death services grew on average approximately 5% over the last ten years from 1989 to 1998 and approximately 3.8% over the last five years from 1994 to 1998; and

     o Cremation services are expected to account for approximately 26.01% of death services in 2000 and approximately 38.18% of death services in 2010 (based on a 5 year compound average growth rate).

     We cannot assure you that the trend towards cremation will continue or that we will benefit from the growth demand for cremation services, if any. Our business strategy is to provide Pre-Need and At-Need cremation services. A decline in the demand for such services may have a material adverse affect on our business and our results of operations.

Competition

     The death care industry in general is fragmented, comprised of mostly family-owned businesses and small independently-owned chains of death care service providers. Currently, there are publicly traded companies in the death care services industry that in the past have pursued consolidation and aggressive growth strategies. The major corporate competitors in the death care industry include Service Corporation International, Loewen Group Inc., Stewart Enterprises, Inc., Carriage Services, Inc., Hamilton Group and Keystone Group.

     The competitive factors in the death care service industry include, among other things:

     o    inter-family   loyalty  to  established,   local  death  care  service
          providers;

     o    consumer price sensitivity for death care services;

     o    consumer demand for personalized service;

     o    demand for qualified personnel and management;

     o    consolidation in the industry;

     o    high fixed costs for facilities; and

     o    regulatory compliance costs.

     Generally, existing death care service providers may, on a local community level, have competitive advantages based on established local reputations, local ownership and management, brand loyalty and existing capital facilities. The larger publicly traded death care service providers generally compete on the basis of price and service, and dedicate a significant amount of their resources to acquiring established death care service providers in local and regional markets. They are generally well capitalized and can achieve certain efficiencies through their integrated marketing, management and administration structures.

     We intend to compete by focusing on the Pre-Need cremation segment of the death care industry. We believe that we can effectively market cremation services on a Pre-Need basis by offering a lower cost alternative to burial funerals.

     We cannot assure you that we will effectively compete against existing local death care service providers or corporate consolidators. Many of these competitors offer a full range of death care services, including cremation services and Pre-Need service plans. Several of these competitors also have significantly greater financial and other resources than us and have long established reputations in the markets they serve.


Industry Regulation

Death Care Service Industry Regulation

     The funeral service industry is regulated primarily on a State by State basis with all jurisdictions requiring licensing and supervision of individuals who provide funeral-related services. All jurisdictions also regulate the sale of Pre-Need services and the administration of any resulting trust funds or insurance contracts. See "Business - The Neptune Society Pre-Need Program." In addition, concerns regarding lack of competition have led a few jurisdictions to enact legislation designed to encourage competition by restricting the common ownership of funeral homes, cemeteries and related operations within a specific geographic region.

     Our operations must also comply with federal legislation, including the laws administered by the Occupational Safety and Health Administration, the Americans with Disabilities Act and the Federal Trade Commission ("FTC") regulations. The FTC administers the Trade Regulation Rule on Funeral Industry Practices, the purpose of which is to prevent unfair or deceptive acts or practices in connection with the provision of funeral goods or services.

     On February 25, 1998, the State of California issued an interim suspension order against the Neptune Group's California operations under California's Business and Profession Code for failure to comply with appropriate storage procedures. On May 6, 1998, the Neptune Group entered into a Stipulation and Settlement and Decision, which required the Neptune Group's controlling shareholder, Emanuel Weintraub, to sell his interests in the Neptune Group and cease all management or control, directly or indirectly, of any funeral or cremation activities licensed by the State. In addition, the Neptune Group was ordered to demonstrate compliance with the requirements for storage facilities under the State's Business and Professions Code and to be subject to random inspections.

     In compliance with the stipulation, Mr. Weintraub, among others, sold the Neptune Group of companies to Neptune of America, the Registrant's wholly owned subsidiary, and on April 9, 1999, we applied for an assignment of licenses in connection with the closing of the sale of the business. California approved the assignment, subject to amending the Stipulation and Settlement and Decision to incorporate a requirement for us to complete audits of the Pre-Need trust funds under the Business and Profession Code, to comply with all other requirements for licensure, and to be placed on probation for a period of three years. If we fail to comply with the terms and conditions of the Stipulation and Settlement and Decision and the amendments thereto, the State of California retains the right to remove the stay on the prosecution under the interim order rendered on February 25, 1998. On July 21, 2000, the State of California officially assigned all three California funeral establishment licenses to us. The State of California required us to submit a zoning letter from the City of Los Angeles prior to assigning us the crematory license. We submitted the zoning letter from the City of Los Angeles on September 6, 2000, and we anticipate that we will receive the crematory license in the fourth quarter of 2000.

Pre-Need Trust Funds

     We are required to deposit a portion of the funds we receive from the sale of a Pre-Need plan into trust for the benefit of the subscriber. See Item 1. "Business - The Neptune Society Business - Neptune Society Services." Each Pre-Need Plan is a contract for the sale of cremation services at the time of death and for merchandise. The payments we receive for the services portion of Pre-Need Plans are held in trust. The trust funds are maintained by financial institutions in accordance with the laws of the state in which the Pre-Need Plan is sold. At August 31, 2000, the balance of the Pre-Need trust fund was approximately $40 million and we had over 56,000 active members. We anticipate that the Pre-Need trust funds may increase to approximately $110 million by 2004 if the trend toward cremation services continues and we successfully implement our growth strategy as planned. We cannot assure you that we will successfully increase our Pre-Need membership to levels that would result in growth of the Pre-Need trust or that the Pre-Need trust will not decline as a result of increased death rates of our membership. However, in states that allow us to withdraw trust earnings prior to providing cremation services, we recognize revenue on such amounts as we become entitled to receive such funds.

     Although applicable laws vary from state to state, typically we are not required to trust money for the purchase of merchandise that we immediately deliver at the time of sale. In all states except California, we are allowed to retain a percentage of the costs related to the sale of the Pre-Need Plan.

     In most states, we are not permitted to withdraw principal or investment income from trust funds until the time the cremation service is performed. Earnings on the trust funds increase the amount of cash received by us at the time the cremation service is performed and, historically, have allowed us to adequately cover the inflationary increase in costs of performing cremation services. However, in states that allow us to withdraw trust earnings prior to providing cremation services, we recognize revenue on such amounts as we become entitled to receive such funds.

     Sales commissions applicable to pre-need cremation service and merchandise sales are deferred and amortized over the expected timing of the performance of the services covered by pre-need arrangements.

Personnel

     At August 31, 2000, we employed approximately 209 personnel, including 92 commission sales people, 52 full time counselors and mortuary personnel, 49 telemarketers, and 16 administrative personnel. Management believes that our relationship with our employees is good. None of our employees are members of collective bargaining units.

     We anticipate that we will hire an additional 40 personnel during the second half of 2000 and the first half of 2001. We anticipate we may hire 18 commission sales people, 10 counselors and mortuary personnel, 9 telemarketers and 3 administrative personnel.


The Neptune Society, Inc. Acquisitions

Neptune Group Acquisition

     On March 31, 1999, Lari Corp. (subsequently renamed The Neptune Society, Inc.) acquired a group of companies engaged in the business of marketing and administering Pre-Need and At-Need cremation services in California, Florida and New York under the name the "Neptune Society." The acquisitions were completed pursuant to the following agreements:

     Stock Purchase Agreement dated March 26, 1999 among Lari Corp., its subsidiary, Lari Acquisition Corp., and the Emanuel Weintraub Inter Vivos Trust, Emanuel Weintraub, Neptune Management Corp., Heritage Alternatives, Inc., and Neptune Pre-Need Plan, Inc. (the "Weintraub Agreement").

     Interest Purchase Agreement dated March 31, 1999 among Lari Corp., its subsidiary Lari Acquisition Corp., Neptune Management Corp. and the limited partners of various limited partnerships, which formed part of the Neptune Society group of companies (the "Neptune L.P. Interest Purchase Agreement").

     Interest Purchase Agreement dated March 31, 1999 among Lari Corp., its subsidiary Lari Acquisition Corp., Neptune Management Corp. and the limited partners of Heritage Alternatives, L.P. (the "Heritage L.P. Interest Purchase Agreement").

     Stock Purchase Agreement dated March 31, 1999 among Lari Corp., its subsidiary, Lari Acquisition Corp., and Stanley Zicklin (the "Zicklin Agreement").

     Stock  Purchase  Agreement  dated  March 31,  1999  among Lari  Corp.,  its
     subsidiary,   Lari  Acquisition  Corp.,  and  Jill  Shuman  (the  "Schulman
     Agreement").

     Under the terms of these agreements, Lari Corp. paid the owners of the Neptune Group a total of $1,000,000 in cash and issued them a total of 500,000 shares of its common stock valued at $5,000,000. In addition, Neptune Society of America, a subsidiary of Lari Corp., issued the former owners two promissory notes in the amounts of $19,000,000 and $2,000,000. The notes were guaranteed by Lari Corp. and secured by the assets and business of Neptune Management and Heritage Alternatives. Repayment of the $19,000,000 note was subject to the terms of the following agreements: Weintraub Agreement, Neptune L.P. Interest Purchase Agreement, Heritage L.P. Interest Purchase Agreement, Zicklin Agreement, and Schulman Agreement. The terms of these agreements are described below. The $19,000,000 note was interest free until July 31, 1999 when interest at the rate of 9% per annum was to accrue until the note was fully paid. The note was originally due as follows: $19,000,000 on or before July 31, 1999 or $9,000,000 on or before July 31, 1999 and $10,000,000, together with all accrued and unpaid interest, payable on or before July 31, 2000. The $2,000,000 note was interest free and was payable in equal monthly installments commencing April 30, 1999 until fully paid with the last payment due March 31, 2002.

     On July 31, 1999, the monthly payments due under the $2,000,000 note were reduced from $55,555 per month to $40,000 per month with the $15,555 of deferred principal earning 9% simple interest, due on a monthly basis until March 31, 2001, at which time the final payment of $596,742 is due.

     On August 1, 1999, the $19,000,000 note was amended as follows: in exchange for $76,000 in cash and 137,500 warrants to acquire common shares at $12.00 per share, $9,625,088 of the note due to Emanuel Weintraub Intervivos Trust became interest free with payments and due dates of $386,776 on August 11, 1999, $4,172,476 on January 3, 2000, and $5,065,836 on July 31, 2000. The remaining
$9,374,912 due under the $19,000,000 note retained a 9% interest rate with maturities of $3,739,008 due on August 11, 1999, $701,740 due on January 3, 2000, and $4,934,166 due on July 31, 2000.

     On July 31, 2000, the balance due under the $19,000,000 note to the Weintraub Trust was $5,065,836. The Company paid $341,396 on the principal balance. In exchange for releasing the Weintraub Trust from liability for loss of revenue or loss of projected revenue as a result of the pending Leneda legal proceeding (See "Item 8 Legal Proceedings"), the due date on the remaining $4,724,440 was extended for twelve months to July 31, 2001. The Company agreed to guarantee the Weintraub Trust a selling price of $14.00 per share for 3,375 common shares per month for shares currently owned by the Weintraub Trust by agreeing to repurchase treasury stock from the shareholder, up to $45,000 per month, during each of the months in the twelve month period ending July 31, 2001, if the shareholder exhausts all good faith efforts to liquidate the stock through conventional means. In addition, the Company agreed to repay the balance of $1,297,778 owed under the terms of the $2,000,000 note.

     Set forth below is a general description of the terms of the agreements related to the Neptune Group acquisition.

     Weintraub Agreement

     Under the terms of the Weintraub Agreement, Lari Corp. acquired all of the interests held by Emanuel Weintraub, the founder of the Neptune Group of companies, directly or indirectly through the Emanuel Weintraub Inter Vivos Trust, in Neptune Management Corp., Heritage Alternatives, Inc., and Neptune Pre-Need Plan, Inc. At the time of the acquisition, the interests were held as follows:

     Neptune Management Corp. was the general partner and a 50% owner of each of Neptune-Los Angeles, Ltd., Neptune-Santa Barbara, Ltd., Neptune-Miami, Ltd., Neptune-St. Petersburg, Ltd., Neptune-Ft. Lauderdale, Ltd., Neptune-Nassau, Ltd., and Neptune-Westchester, Ltd.;

     Heritage Alternatives, Inc. was the general partner and a 50% owner of Heritage Alternatives, L.P.; and

     Emanuel Weintraub Inter Vivos Trust owned (i) 82 Series A shares of Neptune Management Corp.; (ii) 95 shares of Heritage Alternatives, Inc.; and (iii) all of the issued and outstanding shares of Neptune Pre-Need Plan, Inc.

     Lari Corp. agreed to purchase the shares held by the Emanuel Weintraub Inter Vivos Trust for the following consideration:

     $506,583 in cash;

     256,637 shares of Lari Corp. common stock valued at $2,566,370;

     an undivided interest of $9,625,069 in a promissory note in the principal amount of $19,000,000, interest free until July 31, 1999 when interest at the rate of 9% per annum began accruing until the note was fully paid; and

     a promissory note in the principal amount of $2,000,000, non-interest bearing, to the Emanuel Weintraub Inter Vivos Trust.

     In connection with the acquisition, Lari Corp. entered into a three-year consulting agreement with Emanuel Weintraub. Pursuant to the terms of the consulting agreement, Lari Corp. agreed to pay Mr. Weintraub $1,000,000 over the three-year term of the agreement. See "Certain Relationships and Related Transactions."


     Neptune L.P. Interest Purchase Agreement

     Under the terms of the Neptune L.P. Interest Purchase Agreement, Lari Corp. agreed to purchase the limited partnership interests held by the limited partners of each of Neptune-Los Angeles, Ltd., Neptune-Santa Barbara, Ltd., Neptune-Miami, Ltd., Neptune-St. Petersburg, Ltd., Neptune-Ft. Lauderdale, Ltd., Neptune-Nassau, Ltd., and Neptune-Westchester, Ltd. Lari Corp. agreed to purchase the limited partnership interests for the following consideration:

     $361,874 in cash;

     178,512 shares of Lari Corp. common stock valued at $1,785,120;

     an undivided interest of $6,875,627 in a promissory note in the principal amount of $19,000,000, interest free until July 31, 1999 when interest at the rate of 9% per annum began accruing until the note was fully paid, to each limited partner holding an undivided interest.


     Heritage L.P. Interest Purchase Agreement

     Under the terms of the Heritage L.P. Interest Purchase Agreement, Lari Corp. agreed to purchase the limited partnership interests held by the limited partners of Heritage Alternatives, L.P. Lari Corp. agreed to purchase the limited partnership interests for the following consideration:

     $ 27,439 in cash;

     11,488 shares of Lari Corp. common stock valued at $114,880;

     an undivided interest of $521,329, in a promissory note in the principal amount of $19,000,000, interest free until July 31, 1999 when interest at the rate of 9% per annum began accruing until the note was fully paid, to each limited partner holding an undivided interest.


     Zicklin Agreement

     Under the terms of the Zicklin Agreement, Lari Corp. acquired all of the interests held by Samuel Zicklin in Neptune Management Corp., consisting of 18 Series B shares. Lari agreed to purchase the shares held by the Samuel Zicklin for the following consideration:

     $101,866 in cash;

     52,426 shares of Lari Corp. common stock valued at $524,260; and

     an undivided interest of $1,935,446 in a promissory note in the principal amount of $19,000,000, interest free until July 31, 1999 when interest at the rate of 9% per annum began accruing until the note was fully paid.


     Schulman Agreement

     Under the terms of the Schulman Agreement, Lari Corp. acquired all of the interests held by Jill Schulman in Heritage Alternatives, Inc., consisting of 5 common shares. Lari agreed to purchase the shares for the following consideration:

     $2,238 in cash;

     937 shares of Lari Corp. common stock valued at $9,370; and an undivided interest of $42,529 in a promissory note in the principal amount of $19,000,000, interest free until July 31, 1999 when interest at the rate of 9% per annum began accruing until the note was fully paid.

     After giving effect to the transactions under the Weintraub Agreement, the Neptune L.P. Interest Purchase Agreement, the Heritage L.P. Interest Purchase Agreement, the Zicklin Agreement and the Shuman Agreement, Lari Corp. beneficially owned all of the Neptune Group companies.


Spokane, Washington Acquisition

     On December 31, 1999, we acquired all of the assets of the business of Cremation Society of Washington, Inc. in Spokane, Washington, pursuant to the terms of an asset purchase agreement and a non-compete agreement. Under the terms of the agreements, we paid Cremation Society of Washington, $500,000 in cash and issued it 22,727 shares of Neptune Society common stock valued at $250,000. In addition, we agreed to pay Cremation Society of Washington the following amounts:

     o on or before March 2, 2001, (i) 3% of gross revenues and (ii) 12.5% of the earnings before income tax, depreciation and amortization ("EBITDA") of the Cremation Society of Washington during the twelve month period ending December 31, 2000;

     o on or before March 2, 2002, (i) 2.75% of gross revenues and (ii) 12.5% of EBITDA of the business operations of the Cremation Society of Washington during the twelve month period ending December 31, 2001;

     o on or before March 2, 2003, (i) 1% of gross revenues and (ii) 7.5% of EBITDA of the business operations of the Cremation Society of Washington during the twelve month period ending December 31, 2002; and

     o on or before March 1, 2004, (i) 1% of gross revenues and (ii) 7.5% of EBITDA of the business operations of the Cremation Society of Washington during the twelve month period ending December 31, 2003.

     We agreed to pay an additional $125,000 in cash or additional shares of Neptune Society common stock, at our option, if the average trading price of our shares for the 30 day period from December 1 to December 31, 2000 declines below $11.00 per share. For periods subsequent to December 31, 2004, we have agreed to pay a bonus equal to 10% of EBITDA of Cremation Society of Washington provided that John C. Ayres, the founder and sole shareholder of Cremation Society of Washington, and/or Charles S. Wetmore, the general business manager of Cremation Society of Washington, continue to be employed by us.

Iowa Acquisition

     On March 28, 2000, we acquired all of the assets of the business of Cremation Society of Iowa, Inc. in Ankeny, Iowa pursuant to the terms of an asset purchase agreement. Under the terms of the agreement, we paid Cremation Society of Iowa $110,000 cash and issued it 80,516 shares of Neptune Society common stock valued at $1,000,000. In addition, we agreed to make certain payments to Cremation Society of Iowa based on the gross revenues from the Iowa operations. We also agreed to pay a bonus equal to 10% of EBITDA of the Cremation Society of Iowa to Cremation Society of Iowa during each of the twelve month periods ending December 31 after the year December 31, 2004, provided that John Bethel and David Noftsger, the co-founders and shareholders of Cremation Society of Iowa, continue to be employed by us.


Renegotiation of Iowa Acquistion

     On August 1, 2000, we and the Cremation Society of Iowa amended the asset purchase agreement. Under the amended terms, the issuance of shares was reduced to 48,309 shares of Neptune Society. In addition, we agreed to pay Cremation Society of Iowa, so long as the Cremation Society of Iowa's gross revenues equal or exceed $750,000 and EBITDA equals or exceeds $175,000 for each twelve month period of time, the following amounts:

     - in the event the average closing price of the common stock issued is less than $8.00 per share for the 5 day period preceding the 120th day following August 1, 2000, the Company, at its option, shall issue additional shares or cash or a combination of shares and cash which when added to the 48,309 shares will equal $600,000.

     - on or before August 1, 2001, 3% of gross revenues of the business operations of Cremation Society of Iowa during the twelve month period ending August 1, 2001; and

     - on or before August 1, 2002, 19% of gross revenues of the business operations of the Cremation Society of Iowa during the twelve month period ending August 1, 2002


     In connection with our acquisition of Cremation Society of Iowa, we entered into employment and non-competition agreements with Mr. Noftsger and Mr. Bethel. On March 28, 2000 we also granted Mr. Noftsger and Mr. Bethel each options exercisable to purchase 10,000 shares of The Neptune Society, Inc. common stock at an exercise price of $12.12 to fully vest one year from the date of the option grant.


Portland Acquisition

     Effective July 5, 2000, we purchased a funeral, burial and cremation business in Portland Oregon known as Heritage Memorial, Heritage Memorial Society, Heritage Memorial Cremation

Society, The Heritage Society, Wilhelm Funeral Home, Wilhelm Crematory, Oregon Cremation Company, Oregon Cremation & Burial Company and AAA Cremation Company (the "Portland Business"). This purchase was completed through the acquisition of the assets of Heritage Memorial Society, L.L.C. and Community Memorial Centers, L.L.C., the merger of the shares of Wilhelm Mortuary, Inc. with Neptune Acquisition, Inc., a newly formed subsidiary of Neptune Society, and three non-compete agreements with David Schroeder, Michael Ashe, and The Apogee Company, Inc., the principals of the Portland Business.

     Under the terms of the purchase, we paid the owners of the Portland Business $500,000 in cash, issued a three year $1,000,000 convertible debenture with a conversion rate at $12.00 per share and issued 313,308 shares of Neptune Society common stock. We also agreed that if the value of the shares issued, based on the average trading price of the common stock of Neptune Society for the 60 day period preceding the first trading day following July 5, 2001, was less than $3,885,007, we would pay the owners of the Portland Business the difference between $3,885,007 and the value of the shares in cash or common stock, at our option, of Neptune Society.

     In connection with the acquisition of the Portland Business, on July 5, 2000 we entered into employment agreements with David Schroeder and Michael Ashe and granted them options exercisable to purchase a total of 85,000 shares of Neptune Society, at an exercise price of $13.25, to fully vest one year from the date of the option grant.


Capital Transactions of the Neptune Society

     The Registrant was incorporated in the State of Florida on January 4, 1985 under the name "L R Associates, Inc.", with $1,000 and a capital structure of 50 shares authorized and issued with a par value of $10.00 per share.

     On August 3, 1998, L R Associates, Inc. amended its Articles of Incorporation to change its name to "Lari Corp." and increase its authorized capital to 50,000,000 shares of common stock with a par value of $0.001 per share. Concurrent with the amendment of its Articles of Incorporation, Lari Corp. forward split its issued and outstanding share capital on a 10,000 for 1 share basis. At the time of the forward split, Lari Corp. had 50 shares issued and outstanding, and after giving effect to the forward split, Lari Corp. had 500,000 shares issued and outstanding.

     On January 19, 1999, Lari Corp. issued 1,000,000 shares of its common stock at $0.20 per share in a private placement for gross proceeds of $200,000. Each subscriber was also issued four share purchase warrants for each share purchased, for an aggregate of 4,000,000 share purchase warrants. Each share purchase warrant was exercisable to acquire one common share at $0.20 per share. All of the share purchase warrants were exercised on April 7, 1999, for gross proceeds of $800,000.

     On March 31, 1999, Lari Corp. entered into agreements to acquire the Neptune Group, a group of privately-held companies which were engaged in the business of marketing and administering Pre-Need and At-Need cremation services under the name "Neptune Society." See "Neptune Group Acquisition." Under the terms of the purchase agreement, Lari Corp.

acquired the following privately held entities in exchange for $1,000,000 of cash, 500,000 shares of its common stock valued at $5,000,000, and promissory notes in the aggregate amount of $21,000,000 valued at $19,968,529, interest free until July 31, 1999 and interest accruing at the rate of 9% per annum from August 1, 1999 until fully paid.

         Neptune Management Corp.
         Neptune Pre-Need Plan, Inc.
         Heritage Alternatives, Inc.
         Heritage Alternatives, L.P.
         Neptune Funeral Services, Inc.
         Neptune Funeral Services of Westchester, Inc.
         Neptune-Los Angeles, Ltd.
         Neptune-Santa Barbara, Ltd.
         Neptune-Ft. Lauderdale, Ltd.
         Neptune-St. Petersburg, Ltd.
         Neptune-Miami, Ltd.
         Neptune-Westchester, Ltd.
         Neptune-Nassau, Ltd.

     At the time of the Neptune Group acquisition, Lari Corp. was not actively engaged in any business. On April 26, 1999, Lari Corp. changed its name to "The Neptune Society, Inc.

     On July 22, 1999, Neptune Society entered into a private placement Agency Agreement with Standard Securities Capital Corporation for the sale of 583,334 shares of our common stock at $12.00 per share. Neptune Society issued 333,333 common shares for gross proceeds of $4,000,000 on August 9, 1999; 111,667 common shares for gross proceeds of $1,340,000 on October 12, 1999; 130,000 shares for gross proceeds of $1,560,000 on December 30, 1999; and 8,334 for gross proceeds of $100,002 on January 31, 2000. Neptune Society paid Standard Securities Capital Corporation an agency fee of $420,000 in connection with the transaction in addition to $53,690 of other offering costs. Neptune Society initially agreed to provide the subscribers with certain rights with respect to these securities, including registration and reset rights, which were subsequently waived by the subscribers. Neptune Society used $4,500,000 of the proceeds to repay part of the promissory notes issued in connection with the Neptune Group acquisition and the balance for working capital purposes and the acquisition of our Spokane, Washington operations. See "Spokane, Washington Acquisition."

     On August 11, 1999, Neptune Society made a $4,125,784 repayment on the promissory notes related to the Lari acquisition of the Neptune Group. A portion of the debt owed under the promissory notes, in the amount of $4,874,000, was amended to extend the due date to January 3, 2000.

     On  August  11,  1999,  Neptune  Society  obtained  $250,000  from  Private
Investment  Company,  Ltd.  in  connection  with  a  short-term   interest-free,
non-amortizing promissory note payable on demand.

     On December 30, 1999, Neptune Society issued $5,000,000 of convertible debentures at an interest rate of 13.0%, of which 6.5% is payable in arrears in monthly installments on the first day of each month until the principal amount and all accrued and unpaid interest is paid in full and the remaining 6.5% is payable on the due date, February 24, 2005. The debenture is convertible into 500,000 shares of Neptune Society common stock upon the election of the investor at any time after nine months from issuance to February 24, 2005. The debentures were issued with detachable warrants to acquire 100,000 common shares at $10.42 per share and 100,000 common shares at $12.50 per share. These warrants expire on December 24, 2004. The fair value of the warrants, $670,409, was recorded as a credit to additional paid-in-capital and a discount to the carrying value of the debentures. The discount related to the warrants is being accreted to the redemption price of the debentures and results in an effective interest rate of 15.8%. In addition, the debentures are convertible to common stock at an initial conversion ratio of 10:1, or a total of 500,000 common shares. The intrinsic value of the beneficial conversion feature, $562,000, has been credited to additional paid-in-capital and recorded as a deferred financing cost in the consolidated balance sheet. Such amount is being recognized as interest expense over the period up to the initial conversion date, September 30, 2000.

     We have the following obligations under the debenture purchase agreement and the convertible debentures:

     o We granted demand registration rights pursuant to which we agreed to file a registration statement, at our expense, on a Form S-1, Form S-3 or other similar form upon the demand of the purchaser to register the resale of the common stock issued or issuable upon the conversion or exercise of the debenture, the warrant, options or other of our securities owned by the purchaser or any transferee of the purchaser;

     o We granted the purchaser piggy-back registration rights pursuant to which we agreed to register the purchasers' common stock in the event we filed a registration statement, at our expense, to register any of our securities for our own account or for the account of other security holders; and

     o We agreed to adjust the number of shares issuable under the convertible debentures and warrants if we issue additional shares of our common stock if (i) we issue shares for less than $10.00 in cash, in which case the debenture shall be convertible at the lower price or
          (ii) if we issued shares without consideration in a transaction that results in the issuance of shares for consideration of less than $10.00 per share, in which case the debenture shall be convertible at a price adjusted to give effect to the lower value of the share issuance.

     We paid loan origination fees of $168,000 in connection with the issuance. We used the proceeds of the financing to make the $4,874,000 payment due on January 3, 2000 related to the promissory notes issued to the former owners of the Neptune Group of companies.

     On March 31, 2000, Neptune Society obtained an additional $750,000 from Private Investment Company, Ltd., bringing the total of the promissory note to $1,000,000. The note is an interest-free, non-amortizing, promissory note to be repaid no later than September 30, 2001. Financing costs of 12,000 common shares valued at $12.50 per share were paid in connection with this loan.

     On May 19, 2000, Neptune Society amended its Articles of Incorporation to effect a reverse-split of its common stock on a one for two share basis. After giving effect to the reverse-split, the authorized share capital of Neptune Society was reduced from 50,000,000 shares of common stock, with $0.001 par value per share, to 25,000,000 shares of common stock, with $0.002 par value per share, and the issued and outstanding common shares were reduced from 13,437,152 to 6,718,576 shares. All common share information referred to in this document have been adjusted to reflect the reverse split.

     On July 31, 2000, we entered into a private placement Agency Agreement with Standard Securities Capital Corporation for the sale of 500,000 shares of Neptune Society common stock at $14.00 per share for total gross proceeds of $7,000,000. The private placement closed on August 9, 2000. In connection with the transaction, we paid Standard Securities Capital Corporation an agency fee of $75,000, we paid legal fees of $8,000 and Systematic Investments
Establishment a finder's fee of 150,000 common shares of Neptune Society. We used $6,917,000 of the net proceeds to repay part of the promissory notes issued in connection with the Neptune Group acquisition and used the remainder of the proceeds for working capital purposes.

     On August 10, 2000, Neptune Society paid $6,573,374 under the promissory notes related to the Neptune Group acquisition. A portion of the debt, in the amount of $4,715,862, was restructured and the due date deferred to July 31, 2001.


RISK FACTORS

     We have included information in this Registration Statement that contains "forward looking statements." Our actual results may materially differ from those projected in the forward looking statements as a result of risks and uncertainties. Although we believe that the assumptions made and expectations reflected in the forward looking statements are reasonable, we cannot assure you that the underlying assumptions will, in fact, prove to be correct or that actual future results will not be different from the expectations expressed in this report. An investment in our securities is speculative in nature and involves a high degree of risk. You should read this Registration Statement carefully and consider the following risk factors.


We have a history of losses and anticipate that we may continue to experience losses in the future.

     Since our acquisition of the Neptune Group of companies, we have had a history of losses. We incurred losses of $1,890,000 during the nine-month period ended December 31, 1999 and $2,633,000 during the six months ended June 30, 2000. We had an accumulated deficit of $ 1,890,000 at December 31, 1999 and $ 4,522,000 at June 30, 2000. We
anticipate that we will incur losses for the foreseeable future until we successfully integrate our Spokane, Washington, Iowa and Portland, Oregon operations and achieve operating efficiencies in our business. See "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     In addition, the operations that we acquire in the future, even if profitable when acquired, may incur operating losses pending their integration into our business. Accordingly, there can be no assurance that we will not continue to incur losses. Failure to achieve profitability could have a material adverse effect on our business, results of operations and financial condition.


We have a limited operating history as a stand-alone company in the death care industry.

     Although our predecessors, the Neptune Group of companies, have operated Pre-Need and At-Need cremation businesses, we have operated the Neptune Society only since April 1999. See "History of our Company." Prior to our acquisition of the Neptune Group of companies, we had no operating business. Accordingly, we have only a limited operating history upon which an evaluation of our business and its prospects may be based. Although we have experienced revenue and net income growth in recent periods, there can be no assurance that our operations will be profitable in the future or that we will be able to successfully integrate and oversee the Neptune Group of companies and our acquisitions. Failure to successfully integrate the operations of our offices and cremation facilities and to implement our operating and growth strategy could have a material adverse effect on our net revenue and earnings. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


We will not be able to execute our business strategy to acquire existing crematory service providers unless we obtain additional financing.

     Our business strategy is to grow through acquisitions of cremation service providers, open new offices and increase the performance of our existing operations. To date, we have financed the acquisitions of the Neptune Group of companies and our Spokane, Washington, Ankeny, Iowa, and Portland, Oregon acquisitions through a combination of $2,110,000 in cash, 884,344 shares of The Neptune Society common stock, $21,000,000 in promissory notes, and $1,000,000 in a convertible debenture. We may finance future acquisitions through bank indebtedness, cash from operations, issuing common stock or other securities, or any combination of these. In the event that our common stock does not maintain a sufficient market value, or potential acquisition candidates are otherwise unwilling to accept our common stock or other securities as part of the consideration for the sale of their businesses, we may be required to use more of our cash resources or incur substantial debt in order to finance future acquisitions. If we do not have sufficient cash resources, our ability to make acquisitions could be limited unless we are able to obtain additional capital through debt or equity financings. We cannot assure you that we will be able to obtain the financing we will need in the future on terms we deem acceptable, if at all.


We will  not be able to  execute  our  business  strategy  to  acquire  existing
crematory   service   providers  unless  we  are  able  to  effectively   target
acquisitions in a competing environment.

     We cannot assure you that our current management, personnel and other corporate infrastructure will be adequate to effectively target acquisitions and then integrate them into our business without substantial costs, delays or other operational or financial problems. In connection with certain acquisitions, we may need certain licenses and approvals. Obtaining such licenses and approvals could delay the closing of an acquisition.

     Even though several major death care companies appear to have reduced their ongoing acquisition activities, we may be competing with several publicly held North American death care companies, including Service Corporation International, Stewart Enterprises, Inc. and Carriage Services, Inc. to acquire death care service providers. Each of these other companies has greater financial and other resources than us and have, in the past, actively engaged in acquiring death care service providers in a number of markets. Because we are seeking to acquire only cremation service providers, we limit the number of potential acquisition targets available to us and consequently may not be able to execute our business acquisition strategy.

     The success of our acquisition plans depends on several factors, including:

          -    our ability to identify suitable acquisition opportunities;

          -    our   ability  to  obtain  a  license   to  operate   the  target
               acquisition;

          -    the level of competition for an acquisition target;

          -    the purchase price for acquisitions;

          -    the financial performance of facilities after acquisition; and

          - our ability to effectively integrate the acquired facilities' operations.

     If we fail to achieve our acquisition plans or to operate acquired facilities and integrate them into our operations, such failure could materially and adversely affect our business, financial condition and results of operations.


We may not be a profitable business unless we are able to fully integrate our business acquisitions into our existing infrastructure.

     Assuming that we are successful in completing acquisitions, we may not be able to effectively integrate them into our business due to the geographic disparity of management personnel and the cost of centralizing operations in our California head office. Part of our acquisition strategy will be to retain key employees at locations acquired and our failure to do so may result in a decline in the performance of the continuing operations at those newly acquired locations. We may also experience increased costs related to the hiring and training of new personnel, which may adversely affect our ability to operate our newly acquired locations on a cost-effective basis.


A decline in death rates may impair our ability to be profitable in the future.

     As we continue to see improvements in technology related to health care that may prolong life expectancy, we may experience a decline in expected death rates. Such a decline, coupled with our current business strategy to expand through acquisitions and increased performance of our existing operations, may result in a decrease in the demand for our cremation services and adversely affect our ability to maintain profitability. A decline in demand and revenues together with increased costs resulting from our acquisitions may result in declines in profitability or losses.

A decline in the choice of cremation rather than burial services may impair our ability to be profitable in the future.

     Our business strategy is premised on the current trend in the death care industry where consumers are selecting cremation services over the more traditional burial services. We may be unable to achieve the growth in our revenues necessary to operate profitably as we expand our operations and increase our marketing and sales efforts. Our acquisition strategy is expected to increase our costs of operations and a decline in the number of cremation services may result in a decrease in our revenues, which may result in a decline in our profitability and losses.


Our ability to execute our business plan is predicated on our ability to retain key personnel with experience in the death care industry and in business acquisitions.

     We depend to a large extent upon the abilities and continued efforts of Marco Markin, our President and a director, Gary Loffredo who is a director and the President of Heritage Alternatives, Inc., and David Schroeder who is the Chief Operating Officer, to provide overall decision making in developing and implementing our business strategy and identifying and acquiring death care providers. We may incur additional acquisition costs and delays in our expected growth should we lose these key personnel. In addition, our success is also determined by offering quality Pre-Need and At-Need cremation services, which are supervised by our senior management team. The loss of the services of the key members of our senior management could have a material adverse effect on our continued ability to compete in the death care industry through delivery of quality services to consumers.


In the event that we are not able to comply with the substantial regulations under which we operate, we may be subject to business operation closures, fines and penalties.

     The death care industry is subject to regulation, supervision and licensing under numerous federal, state and local laws, ordinances and regulations, including extensive regulations concerning trust funds, Pre-Need sales of cremation products and services, and various other aspects of our business. The impact of such regulations varies depending on the location of our offices and facilities and failure to comply with such regulations may result in business closures, fines and penalties; all of which may affect the profitability of our business.

     From time to time, states and other regulatory agencies have considered and may enact additional legislation or regulations that could affect the death care industry and in particular our ability to be profitable. For example, some states and regulatory agencies have considered or are considering regulations that could require more liberal refund and cancellation policies for Pre-Need sales of products and services, prohibit door-to-door or telephone solicitation of potential customers, increase trust requirements and prohibit the common ownership of funeral homes and crematoriums in the same market. If adopted in the states in which we operate, these and other possible proposals could have a material adverse effect on our profitability.

Any substantial sale of our common stock or even the possibility of such sales may decrease the market price of our common stock due to the insufficient demand for the common stock being or proposed to be sold.

     As of June 30, 2000, we had 6,718,657 shares of common stock issued and outstanding. Any substantial sale of our common stock or even the possibility of such sales occurring may have an adverse effect on the market price of our common stock should the corresponding demand for the common stock be limited.


Your investment in our shares may be diluted in the event that we may be required to sell additional common stock or parties may exercise options and warrants.

     We have issued warrants exercisable to acquire up to 337,500 shares of our common stock at a price between $10.42 and $12.50 per share. We have an aggregate of 900,000 shares of our common stock reserved for issuance to our employees, directors and consultants under our option plan. Of those 900,000 shares, we have granted options exercisable to acquire up to 426,750 shares of our common stock at $11.75 per share, 154,000 shares of our common stock at $12.12 per share, 15,000 shares of our common stock at $14.00 per share, 85,000 shares of our common stock at $13.25 per share, and 1,000 shares of our common stock at $14.25 per share to our employees, officers, directors, trustees, and area sales representatives. Holders of the options and warrants are likely to exercise them when, in all likelihood, we could obtain additional capital on terms more favorable than those provided by the options. This will increase the supply of common stock and dilute your investment in our shares. However, we cannot make assurances that such options will be exercised. Further, while the options are outstanding, our ability to obtain additional financing on favorable terms may be adversely affected as investors may not invest given the possibility of dilution through exercise of options.


We have issued securities that have certain anti-dilution rights, which could require us to issue the holders of such securities additional shares, causing dilution to shares held by you.

     In connection with our acquisition of Spokane, Washington operations, we agreed to pay Cremation Society of Washington an additional $125,000 in cash or additional common stock, at our option, if the average trading price of the common stock of The Neptune Society, Inc. was below $11.00 per share during the 30-day period from December 1 to December 31, 2000.

     In connection with the acquisition of our Ankeny, Iowa operations, we have guaranteed the value of the stock purchase price as follows: in the event the average closing price of the common stock issued is less than $8.00 per share for the 5 day period preceding the 120th day following August 1, 2000, the Company, at its option, shall issue additional shares or cash or a combination of shares and cash which when added to the 48,309 shares will equal $600,000.

     In connection with our acquisition of the Portland operations, if the average trading price of the common stock of The Neptune Society, Inc. is below $12.00, we have agreed to issue additional common stock, cash, or a combination of both, at our option, to bring the average aggregate closing price up to $3,885,007.

     We also provided anti-dilution rights in connection with the issuance of a 13% convertible debenture on December 30, 1999. In the past, we have granted similar anti-dilution rights and we may grant similar rights in the future. To the extent we are required to issue additional securities as a result of these rights, it will increase the supply of common stock and dilute your investment in our shares.


We have agreed to pay certain persons a percentage of the revenues from the operations of our Spokane, Washington and Ankeny, Iowa operations, which will affect the profitability of these operations.

     In connection with our acquisitions of Spokane, Washington, and Ankeny, Iowa operations, we agreed to pay the former owners of these businesses a percentage of the gross revenues and/or earnings before income tax, depreciation and amortization ("EBITDA") as follows:

     to the former owners of our Spokane, Washington operations 3% of gross revenues and 12.5% of the EBITDA for the twelve month period ending
     December 31, 2000; 2.75% of gross revenues and 12.5% of EBITDA for the twelve month period ending December 31, 2001; 1% of gross revenues and 7.5% of EBITDA for the twelve month periods ending December 31, 2002 and 2003, from our Spokane, Washington operations; and provided that John C. Ayres and/or Charles S. Wetmore continue to be employed by us, 10% of EBITDA during each year ending December 31 commencing after January 1, 2005; and

     to the former owners of our Iowa operations 3% of gross revenues for the twelve month period ending August 1, 2001; 19% of gross revenues for the twelve month period ending August 1, 2002, provided that gross revenues equal or exceed $750,000 and EBITDA equals or exceeds $175,000 for each twelve month period of time.

     Our agreements to pay a percentage of our revenues and/or profits from our Spokane, Washington and Ankeny, Iowa operations to the former owners will have a material affect on our profitability. In the future, we may negotiate additional acquisitions where we agree to share our revenues and/or profits. We cannot assure you that we will generate sufficient profits from our operations to meet these obligations and achieve profitability.


We have substantial debt obligations that may affect our future profitability

     At June 30, 2000, we had outstanding approximately $16,611,000 principal amount of debt, excluding accrued interest of $162,000, at an average interest rate of 10.4% per annum. Subsequent to June 30, 2000, we issued a three-year convertible debenture in the principal amount of $1,000,000 to the former owners of the Portland Business. Such debenture has an interest rate of 8% per annum and matures on July 17, 2003. Of the principal amount of our total debt, $5,400,000 becomes due in the fiscal year ending December 31, 2000; $4,000,000 becomes due in the year ending December 31, 2001; and $1,100,000 becomes due in the year ending December 31, 2002. During the nine month fiscal period ended December 31, 1999 and the six months ended June 30, 2000, total interest expense was approximately $1,184,000 and $1,405,000, respectively.

     On July 18, 2000, under the terms of a Debt Restructuring Agreement with the Weintraub Trust and the other members of Neptune Group who received the promissory note in the aggregate amount of $19,000,000 and the promissory note in the amount of $2,000,000 issued under the Neptune Acquisition Agreements, repayments on the $19,000,000 note were deferred for a twelve-month period. As of July 31, 2000, the outstanding balance due under the notes due to the Weintraub Trust was $5,065,836 and the outstanding balance due under the note to all other creditors (other than the Weintraub Trust) was $4,934,164. On August 19, 2000, the Company paid $341,396 on the principal balance owed to the Weintraub Trust. In exchange for releasing the Weintraub Trust from liability for loss of revenue or loss of projected revenue as a result of the pending Leneda legal proceeding (See "Item 8 Legal Proceedings"), the due date on the remaining $4,724,440 was extended for twelve months. The Company agreed to guarantee the Weintraub Trust a selling price of $14.00 per share for 3,375 common shares per month for shares currently owned by the Weintraub Trust by agreeing to repurchase treasury stock from the shareholder, up to $45,000 per month, if the shareholder exhausts all good faith efforts to liquidate the stock through conventional means. The Company paid in full the balance due under the note to the creditors other than the Weintraub Trust. In addition, the Company agreed to repay the balance of $1,297,778 owed under the terms of the $2,000,000 note.

     We anticipate that we may increase our debt as we acquire additional death care service operations and open new offices. In the future, we may issue additional notes or convertible debentures. There can be no assurance that we will generate sufficient cash flow or obtain sufficient financing to satisfy these obligations. If we are unable to satisfy these obligations as they become due, there can be no assurance that we will be able to obtain extensions on the maturity dates of the notes or of the convertible debenture.


Cancellations of existing Pre-Need contracts may have a material adverse effect on our future profitability.

     We anticipate that a significant portion of our future revenues will be derived when we perform services under our Pre-Need contracts. We are required to hold a percentage of the funds we receive from the sale of our Pre-Need programs in trust until we perform the cremation service. At that time, we are able to recognize revenue from the sale of the Pre-Need service. Currently, we hold approximately $40 million in trust funds for the benefit of our members. Although each state has different regulatory requirements regarding the trust funds, the states in which we conduct business, California, Iowa, Florida, Oregon and Washington, require us to refund all or a portion of trust monies to our members that cancel their Pre-Need contracts. See "Government Regulation." Historically, our cancellation rate has been approximately 1% on an annual basis. Any substantial increase in cancellations may have a material adverse affect on our future revenues and results of operations.


In the event that your investment in our shares is for the purpose of deriving dividend income or in expectation of an increase in market price of our shares from the declaration and payment of dividends, your investment will be compromised because we do not intend to pay dividends.

     We have never paid a dividend to our shareholders and we intend to retain our cash for the continued development of our business. We do not intend to pay cash dividends on the common stock in the foreseeable future. As a result, your return on investment will be solely determined by your ability to sell your shares in a secondary market.

You may not be able to attract broker-dealers willing to effect transactions in our shares because our shares are considered penny stocks and are subject to the penny stock rules.

     The additional sales practice and disclosure requirements imposed upon broker-dealers pursuant to penny stock regulations under the Securities Exchange Act of 1934, as amended, may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market. These regulations impose substantial requirements on broker-dealers and effect transactions in penny stocks (non-NASDAQ shares with a market price of less than $5.00) including requirements to assess the suitability of the purchaser and to make monthly disclosures to the purchaser.


Our ability to be profitable is premised on our ability to compete effectively in a highly competitive industry.

     The death care service industry is intensely competitive and rapidly evolving with the consolidation efforts of our competitors. Unless we can be competitive, we will lose revenue to our competitors and will not be able to be profitable. Our competitors are small independent death care service providers and large publicly traded companies, including Carriage Services which owns or operates more than 176 funeral homes and over 38 cemeteries in the United States, Service Corporation International, which operates more than 3,700 funeral service locations worldwide, and Stewart Enterprises, Inc., which owns and operates over 700 funeral homes and cemeteries worldwide. These competitors also offer cremation services that compete directly with our services and products. We also compete on a local basis to provide services in communities with service providers that have established reputations and long histories of operations.


ITEM 2.  SELECTED FINANCIAL INFORMATION

     The selected financial information presented below as of December 31, 1998 and 1999 and for the years ended December 31, 1997, and 1998, the three months ended March 31, 1999 and the nine months ended December 31, 1999, are derived from the consolidated financial statements of the Company. See Item 15
"Financial Statements and Exhibits". The selected financial information presented below for the three months ended June 30, 1999 and the six months ended June 30, 2000, are derived from the unaudited consolidated financial statements of The Neptune Society, Inc., and in the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 2000 are not necessarily indicative of the results that may be expected for the year ending December 31, 2000.

     On March 31, 1999, the Registrant, The Neptune Society, Inc. (formerly known as, Lari Corp.), acquired a group of corporations and limited liability partnerships, which marketed and administered Pre-Need and At-Need cremation services under the name "Neptune Society" (the "Neptune Group"). The business combination was accounted for using the purchase method of accounting, and the excess of the purchase price over the fair value of identifiable net tangible assets acquired has been recorded as names and reputations. The financial information for The Neptune Society, Inc. prior to April 1, 1999 has not been included as it is not material to the

Neptune Group financial statements. The financial data as of and prior to March 31, 1999 is the combined financial information of the Neptune Group. Since purchase accounting was reflected on the opening balance sheet of the Successor Company on April 1, 1999, the financial information of the Successor Company are not comparable to the financial information of the Predecessor Company. Accordingly, a vertical black line is shown to separate Successor Company financial information from those of the Predecessor Company for periods ended prior to April 1, 1999.

                                              Predecessor Company                       Successor Company

                                                                             Three        Three      Nine Months
                                            Year Ended December 31,          Months       Months        Ended      Six Months
                                       ---------------------------------   Ended March  Ended June     December    Ended June
                                           1996        1997        1998     31, 1999     30, 1999      31, 1999     30, 2000
                                       ----------------------------------------------- -------------------------------------
                                         (000's, except per share amounts)            |   (000's, except per share amounts)
INCOME STATEMENT DATA:                                                                |
Total Revenue                             8,532       8,956       7,865      2,962    |   1,778         5,688          3,448
Gross Profit                              3,201       5,304       4,107      1,763    |     962         3,436          1,542
General and Administrative Expenses           -       2,907       2,847        748    |     557         3,032          2,110
Compensation to Principal Shareholder         -       1,841       2,200        430    |       -             -              -
Professional Fees                             -         245         669        536    |     169           340            463
Amortization Expense                          -           -           -          -    |     341         1,024            732
Interest Expense                              -           -           -          -    |     506         1,184          1,405
Net Income/(loss)                           720         311      (1,609)        49    |    (526)       (1,890)        (2,633)
Earnings (loss) per share                                                             |   (0.09)        (0.31)         (0.39)
                                                                                      |
BALANCE SHEET DATA:                                                                   |
Current Assets                            1,518       2,008         835      1,172    |     358         7,046          3,068
Current Liabilities                         335         491         647        916    |  10,788        11,730          7,905
Long Term Debt                                -           -           -          -    |  10,786         5,722          6,298
Convertible Debentures                                                                |     -           4,330          4,396
Shareholders Equity                       2,305       2,578         808        792    |   5,469        12,385         11,260
                                                                                      |
OTHER FINANCIAL DATA:                                                                 |
Number of Offices                           10           10          10         10    |      11            13             16


Management's Discussion and Analysis of Financial Condition and Results of Operations

     The following discussion and analysis is provided to increase understanding of, and should be read in conjunction with, the consolidated financial statements and accompanying notes.


Overview

     The Company is the largest provider of pure cremation services in North America. As of August 31, 2000, the Company operated out of 18 locations serving California, Florida, Iowa, Oregon, New York, and Washington.

     The death care industry has a number of attractive business characteristics as described below. According to statistics provided by the National Funeral Directors' Association, the number of deaths in North America has risen by 1% annually between 1980 and 1998, and is expected to continue to grow at a similar rate over the next 10-15 years. The same Association published the average cost of an adult funeral in 1999 as $5,000. We currently sell cremation services for approximately $1,500. In a study conducted by Smith, Bucklin & Associates, it was determined that the demand for cremation services as a percentage of death services grew on average approximately 5% over the last ten years from 1989 to 1998. The funeral service industry in North America is highly fragmented, consisting primarily of small, stable, family-owned businesses. Neptune estimates only approximately 25% of the funeral businesses are currently owned or operated by the five largest publicly traded North American funeral service companies.

     The Company capitalizes on these favorable industry fundamentals through a growth strategy that emphasizes: (i) acquiring a significant number of small, family-owned cremation service providers strategically located across North America; (ii) initiating start up operations to be associated with key acquisitions; (iii) operating all locations under one nationally branded name, "The Neptune Society"; (iv) avoiding competition with corporate consolidators by concentrating solely on cremation services and cremation products; and (v) improving revenue and profitability of newly acquired operations. These factors are critical to profitability and will continue to be the most important responsibilities and challenges facing the Company.

                                        Year ended     Year ended       Six Months      Year ended    Six Months
                                        December 31,   December 31,   ended June 30,   December 31,  ended June 30,
                                           1997           1998            1999             1999         2000
                                        ------------   ------------   --------------   ------------  -------------
Revenues:
Services                                   89.8           87.7             86.6            83.8          78.6
Management and finance fees                10.2           12.3             13.4            16.2          21.4
                                        ------------   ------------   --------------   ------------  -------------
Total revenues                            100.0          100.0            100.0           100.0         100.0

Costs and Expenses                         40.8           47.8             42.5            39.9          55.3
                                        ------------   ------------   --------------   ------------  -------------
Gross profit                               59.2           52.2             57.5            60.1          44.7

General and administrative expenses        32.3           36.3             27.5            43.7          61.2
Compensation to principal shareholder      20.5           27.9              9.1             5.0             -
Amortization expenses                         -              -              7.2            11.8          21.2
Professional fees                           2.7            8.5             14.9            10.1          13.4
                                        ------------   ------------   --------------   ------------  -------------
Total G&A Expenses                         55.7           72.7             58.7            70.6          95.8

Income (loss) from operations               3.5          (20.4)            (1.2)          (10.5)        (51.1)

Interest expense                              -              -             10.7            13.7          40.7
                                        ------------   ------------   --------------   ------------  -------------
Income (loss) before income taxes           3.5          (20.4)           (11.9)          (24.2)        (91.8)

Income tax benefit                            -              -              1.8             2.9          15.5
                                        ------------   ------------   --------------   ------------  -------------
Net income (loss)                          3.5%          (20.4)%          (10.1)%         (21.3)%       (76.3)%
                                        ------------   ------------   --------------   ------------  -------------

SIX MONTHS ENDED JUNE 30, 2000 (SUCCESSOR COMPANY) COMPARED WITH SIX MONTHS ENDED JUNE 30, 1999 (PREDECESSOR/SUCCESSOR COMPANY COMBINED):


Results of Operations

     Revenues

     Cremation service revenues for the successor company were $2,710,000 for the six months ended June 30, 2000 compared to $4,106,000 for the same period in 1999. Included in cremation service revenues in the first half of 1999 are revenues for merchandise delivered on Pre-Need contracts. No such revenue was included in subsequent periods as we did not purchase sufficient inventory quantities to support such sales levels. Revenue deferred for the six months ended June 30, 2000 was $1,219,000 and $261,000 for the three months ended June 30, 1999. Subsequent to June 30, 2000, we implemented delivery procedures to allow us to recognize revenues on merchandise prior to performance of cremation services in all states except Florida and New York, and we expect to begin recognizing revenue related to delivered merchandise in states other than Florida and New York starting in the third quarter of 2000.

     Additionally, in the first quarter of 1999, we recognized approximately $525,000 of revenue from a one-time liquidation of amounts trusted in 1996. The trust was created as a result of a change in California trusting requirements that required the Company to trust 100% of Pre-Need sales during an approximate two month period of 1996. The Company was allowed to withdraw the remainder of the trust during 1999 as part of the settlement with the State of California relating to the action brought by the State in 1998.

     Costs and Expenses and Gross Profit

     Direct costs and expenses were $1,906,000 for the six months ended June 30, 2000 compared to $2,014,000 for the same combined period in 1999. The increase is attributable to the addition of the Cremation Society of Washington and the Cremation Society of Iowa that amounted to $185,000 in additional costs offset by a reduction in cost of merchandise associated with deferred Pre-Need revenue. The gross profit during the six months ended June 30, 2000 was $1,542,000 compared to $2,725,000 for the same period in 1999. Excluding the non-recurring revenues from the trust liquidation, gross profit for the combined six months ended June 30, 1999 would have been $2,200,000 or 46.4% of total revenues. Had we purchased sufficient inventory quantities to support sales levels of Pre-Need contracts, the gross profit for the six month period ended June, 2000 would have been approximately $2,577,000 or 55.2% of total revenues.

     General and Administrative Expenses

     General and administrative expenses were $2,110,000 for the six months ended June 30, 2000 compared to $1,305,000 for the corresponding period in 1999. Due to the change in the growth strategy of the business at March 31, 1999, the Company incurred additional lease costs and increased payroll costs for executive and management positions. Additionally, the Company added a telemarketing office with 24 employees to generate sales leads. The Company expanded its operations by acquiring two new entities and opening an additional office.

     Compensation to Principal Shareholder

     Compensation to principal shareholder for the combined six months ended June 30, 1999 was $430,000. This shareholder is now a consultant to the Company and received consulting fees of $167,000 during the six months ended June 30, 2000. This amount is included in Professional Fees.

     Amortization Expense

     Amortization  Expense  for the  combined  six months  ended  June 30,  1999 amounted to $341,000 compared to $732,000 for the same period in 2000. The increase in amortization expense resulted from the amortization of intangible assets that were acquired during the March, 1999 Lari acquisition of The Neptune Group of companies. Therefore, only three months of amortization expenses are included in the 1999 figures. Additional intangibles of $637,000 and $1,018,000 were acquired at December 31, 1999 with the acquisition of Cremation Society of Washington and at March 15, 2000 with the acquisition of Cremation Society of Iowa, respectively, resulting in additional amortization of $49,000 during the six months ended June 30, 2000.

     Professional Fees

     Professional fees for the six months ended June 30, 2000 were $463,000 compared to $705,000 for the combined six months ended June 30, 1999. Professional fees incurred in 2000 include $167,000 of consulting fees paid by the Company to the former principal shareholder. These fees are offset by a decline in legal expenses.

     Interest Expense

     Interest  expense  for the six months  ended June 30,  2000 was  $1,405,000 compared to $506,000 in the combined six months ended June 30, 1999. The increase is due to interest incurred for six months in 2000 as opposed to three months in 1999 on promissory notes issued for the acquisition of the Company on April 1, 1999. Additionally, in December, 1999, the Company issued a $5,000,000 of 13% convertible debenture at an effective interest rate of 15.8%.

     Net Income

     Net loss for the six months ended June 30, 2000 was $2,633,000 of total revenues as compared to a net loss of $477,000 for the same period in 1999. The increased loss is the result the reasons described above.

1999  (SUCCESSOR   COMPANY/PREDECESSOR  COMPANY  COMBINED)  COMPARED  WITH  1998
(PREDECESSOR COMPANY):


Results of Operations

     Revenues

     Service and merchandise revenues were $7,249,000 for the combined year ended December 31, 1999 compared to $6,896,000 for the year ended December 31, 1998. The increase is a result of increased At-Need business partially offset by a decrease in recognized Pre-Need revenue. In 1999, we increased our At-Need business for cremation services by 900 cremations, resulting in an increase in revenue of approximately $1,000,000. Our renewed marketing efforts through mailers, public contact through our sales representatives, along with increased activity in our preneed sales, contributed to generating increased At-Need sales.

     In 1999, we recognized Pre-Need service revenue of $950,000, representing 1,205 cremations as opposed to $2,966,000 in Pre-Need revenue in 1998. Had we purchased sufficient inventory quantities to support sales levels of Pre-Need contracts, we would have recognized additional revenues on 3,400 Pre-Need contracts of approximately $2,000,000. The unrecognized revenue has been deferred on the balance sheet and will be recognized upon product delivery.

     Additionally, in the first quarter of 1999 we recognized approximately $525,000 of revenue from a one-time liquidation of amounts trusted in 1996. The trust was created as a result of a change in California trusting requirements that required the Company to trust 100% of Pre-Need sales during an approximate two month period of 1996. The Company was allowed to withdraw the remainder of the trust during 1999 as part of the settlement with the State of California relating to the action brought by the State in 1998.

     Costs and Expenses and Gross Profit

     Direct costs and expenses were $3,450,000 for the combined year ended December 31, 1999 as opposed to $3,758,000 in 1998. The decrease is due to savings inherent in performing the cremations in our facilities. In 1998, the cost of performing cremations increased as the Company was required to subcontract cremation and removal services at a higher rate to third party providers.

     General and Administrative Expenses

     General and administrative expenses were $3,780,000 for the combined year ended December 31, 1999 compared to $2,847,000 for the prior year. Included in general and administrative expenses are advertising, indirect employee and occupancy costs, direct marketing costs, and insurance. The increase is attributable to the transition of the business from limited partnerships to a corporate structure as described above. The increase is offset somewhat by penalties in the amount of $340,000 which were incurred and paid in 1998 as a result of the legal action brought by the State of California.

     Amortization Expense

     Amortization expense of intangible assets amounted to $1,024,000 for the combined year ended December 31, 1999 compared to nil in 1998. The increase in amortization of purchased intangibles resulted from the acquisition of The Neptune Group by Lari in April 1999.

     Compensation to Principal Shareholder

     Compensation to the principal shareholder in 1998 was $2,200,000 declining to $430,000 for the combined year ended December 31,1999. The decline is due to the change in ownership of the Company on March 31, 1999. During the years ended December 31, 1998 and 1997, the business of the Neptune Society was operated as private companies and partnerships. As such, the compensation of the principal shareholder and partner was discretionary. Currently, this principal shareholder is a consultant to the Company and was paid $263,000 as consulting fees for the year ended December 31, 1999. This amount is included in Professional Fees.

     Professional Fees

     Professional  fees in the  combined  year  ended  December  31,  1999  were
$876,000 compared to $669,000 in 1998. While our legal fees declined in 1999 related to our defense of the State initiated action in California, we continued to incur legal fees related to licensing issues and lawsuits that arose prior to the Lari acquisition of the Neptune Group. Additionally, we incurred professional fees related to our securities filings.

     Interest Expense

     Interest expense for the combined year ended December 31, 1999 amounted to $1,184,000 and was related to interest incurred on promissory notes related to the Lari acquisition of the Neptune Group. There was no interest expense in 1998.

     Net Loss

     The net loss for the combined year ended December 31, 1999 was $1,841,000 compared to a net loss of $1,609,000 for the year ended December 31, 1998. The net loss in 1999 differed from the net loss in 1998 for the reasons described above.

1998 PREDECESSOR COMPANY COMPARED TO 1997 PREDECESSOR COMPANY:

Results of Operations

     Revenues

     Cremation service revenues were $6,896,000 for the year ended December 31, 1998 compared to $8,048,000 in 1997, a 14% reduction. The reduction in revenues was primarily due to California locations being closed by The Department of Consumer Affairs, Funeral and Cemetery Division during March and April of 1998 pending an administrative proceeding. See Item 1 "Death Care Service Industry Regulation." This closure caused a loss in revenues as the Predecessor was not able to operate for two months, temporarily eliminating its ability to sell new business and provide cremation services to previously enrolled members. In 1998, The Neptune Group performed approximately 835 less cremation services as compared to 1997 resulting in an estimated $500,000 reduction in revenue at our California operations. The remaining decrease is a result of the temporary loss of preneed revenue from our California operations. The effect of the shutdown and its negative publicity resulted in an estimated decrease of approximately 2,500 preneed merchandise sales. Revenues earned from Trust Fund management fees were $969,000 in 1998 compared to $918,000 in 1997, a 5.6% increase. The increase is attributable to the increase in the value of the trust funds.

     Costs and Expenses and Gross Profit

     Direct costs and expenses were $3,758,000 for the year ended December 31, 1998, compared to $3,662,000 for the same period in 1997, an 3% increase. Despite the fact that the operations were suspended by the State of California during March and April of 1998, the Company continued to incur costs to maintain its offices and retain employees. Additionally, the cost of performing first calls (removal of the deceased body from the place of death) and cremations increased as the Company was required to subcontract cremation and removal services at a higher rate to third party providers.

     General and Administrative Expenses

     General and administrative expenses were $2,847,000 for the year ended December 31, 1998, compared to $2,907,000 for the same period in 1997, a 2% decrease. The decrease is attributable to a reduction in costs of advertising and direct marketing expenses as the California operations were shut down for a two month period in 1998 and were unable to generate sales.

     Professional Fees

     Professional fees were comprised of $490,000 in legal fees in the year ended December 31, 1998 and $225,000 in legal fees in the year ended December 31, 1997. These legal fees were incurred as a result of the predecessor company's legal defense related to proceedings brought by the Department of Consumer Affairs, Funeral and Cemetery Division.

     In connection with the above proceeding, the company paid fines of $340,000 in 1998, which are included in General and Administrative Expenses.

     Compensation to Principal Shareholder

     During the years ended December 31, 1998 and 1997, the businesses of the Neptune Society were operated as private companies and partnerships. As such, the compensation of the principal shareholder and partner was discretionary. These costs amounted to $2,200,473 and $1,840,984 in 1998 and 1997, respectively.

     Net Income

     The loss for the year ended December 31, 1998 was $1,609,000 compared to net income of $311,000 for the year ended December 31, 1997. The decline in net income for the year ended December 31, 1998 was a result of the reasons described above.


Liquidity and Capital Resources

     At June 30, 2000, we had current assets of $3,068,000, which is comprised of cash, accounts receivable and prepaid expenses. Our total current liabilities were $7,905,000, comprised mainly of accounts payable, accrued liabilities, and the current portion of long term debt. We had long term debt of $10,694,000 and deferred revenue arising from the sale of pre-need merchandise of $3,457,000. The current portion of long term debt was due on July 31, 2000. The company paid the current portion of long term debt and an additional $1,100,000 of long term debt in August 2000 with capital raised through a private equity placement of $7,000,000. The remainder of the current debt of $4,700,000 was renegotiated with the former owner and extended until July 2001.

     We had net cash outflows from operating activities of $224,000 for the six month period ended June 30, 2000. Interest paid for the six month period ended June 30, 2000 and for the nine month period ended December 31, 1999 were $383,000 and $186,000 respectively.

     Cash flows from financing activities during the year ended December 31, 1999, and through July 31, 2000 were as follows:

     Equity Financings

     On January 19, 1999, Lari Corp. (renamed Neptune Society, Inc.) issued 1,000,000 shares of its common stock at a price of $0.20 per share in a private placement. In addition, four share purchase warrants were issued with each share purchased, each share purchase warrant was exercisable into one common share at a price of $0.20 per share. On April 7, 1999, we received total gross proceeds of $800,000 from the exercise of the share purchase warrants.

     On July 22, 1999, we entered into a private placement Agency Agreement with Standard Securities Capital Corporation for the sale of 583,334 shares of our common stock at $12.00 per share. We issued 333,333 common shares for gross proceeds of $4,000,000 on August 9, 1999; 111,667 common shares for gross proceeds of $1,340,000 on October 12, 1999; 130,000 shares for gross proceeds of $1,560,000 on December 30, 1999; and 8,334 shares for gross proceeds of

$100,002 on January 31, 2000. We paid Standard Securities Capital Corporation an agency fee of $420,000 in connection with the transaction. We initially agreed to provide the subscribers with certain rights with respect to these securities, including registration and reset rights, which were subsequently waived by the subscribers.

     On July 31, 2000, we entered into a private placement Agency Agreement with Standard Securities Capital Corporation for the sale of 500,000 shares of our common stock at $14.00 per share for total gross proceeds of $7,000,000. On August 9, 2000, the private placement was closed and we paid Standard Securities Capital Corporation an agency fee of $75,000 and a finder's fee to Systematic Investments Establishment of 150,000 common shares.

     Other Financings

     In consideration for the acquisition of the Neptune Group of companies, we issued two promissory notes totaling $21,000,000, the terms of repayment of which is disclosed in the notes to the financial statements. We repaid $4,125,784 of these notes on August 11, 1999, and $4.9 million on January 3, 2000. We were obligated to make a payment of $10,000,000 on July 31, 2000 in connection with the promissory notes. On July 18, 2000, we entered into a debt restructuring agreement with Emanuel Weintraub. In exchange for a 12-month deferment of $4,724,440 of the $5,065,836 payment due Emanuel Weintraub, the Company agreed to release Mr. Weintraub from liability for loss of revenue or projected revenue as a result of the Leneda legal proceedings. See "Legal Proceedings". We repaid an additional $6.68 million of these notes from the proceeds of the private placement closed on August 9, 2000.

     On August 11, 1999, the Company obtained  $250,000 from Private  Investment
Company  in  connection  with  a  short-term   interest  free,   non-amortizing,
promissory note payable on demand.

     On December 30, 1999, the Company issued $5,000,000 of convertible debentures at an interest rate of 13%, of which 6.5% is payable in arrears in monthly installments on the first day of each month in each and every calendar year until the principal amount and all accrued and unpaid interest is paid in full and the remaining 6.5% is payable on the due date, February 24, 2005. The debenture is convertible into 500,000 shares of our common stock upon the election of the investor at any time after nine months from issuance to February 24, 2005. The debentures were issued with detachable warrants to acquire 100,000 common shares at $10.42 per share and 100,000 common shares at $12.50 per share. These warrants expire on December 24, 2004. The fair value of the warrants, $670,409, was recorded as a credit to additional paid-in-capital and a discount to the carrying value of the debentures. The discount is being accreted to the redemption price of the debentures and results in an effective interest rate of 15.8%. In addition, the debentures are convertible to common stock at an initial conversion ratio of 10:1, or a total of 500,000 common shares. The intrinsic value of the conversion feature, $562,000, has been credited to additional paid-in-capital and recorded as a deferred financing cost in the consolidated balance sheet. Such amount is being recognized as interest expense over the period up to the initial conversion date, September 30, 2000.

     We have the following obligations under the debenture purchase agreement and the convertible debentures:

     o We granted demand registration rights pursuant to which we agreed to file a registration statement, at our expense, on a Form S-1, Form S-3 or other similar form upon the demand of the purchaser to register the resale of the common stock issued or issuable upon the conversion or exercise of the debenture, the warrant, options or other of our securities owned by the purchaser or any transferee of the purchaser;

     o We granted the purchaser piggy-back registration rights pursuant to which we agreed to register the purchasers' common stock in the event we filed a registration statement, at our expense, to register any of our securities for our own account or for the account of other security holders;

     o We agreed to adjust the number of shares issuable under the convertible debentures and warrants if we issue additional shares of our common stock if (i) we issue shares for less than $10.00 in cash, in which case the debenture shall be convertible at the lower price or
          (ii) if we issued shares without consideration in a transaction that results in the issuance of shares for consideration of less than $10.00 per share, in which case the debenture shall be convertible at a price adjusted to give effect to the lower value of the share issuance.

     We paid loan origination fees of $168,000 in connection with the issuance. We used the proceeds of the financings to make the $4,874,000 payment due on January 3, 2000 related to the promissory notes issued to the former owners of the Neptune Group of companies.

     On March 31, 2000, we received $750,000 additional financing from Private Investment Company, bringing the total value of the promissory note to $1,000,000. The note is non-amortizing, interest free and becomes due on September 30, 2001. Financing costs of 12,000 common shares valued at $12.50 per share were paid in connection with this loan. The proceeds from this note were used to finance the acquisitions of the Ankeny, Iowa and Portland, Oregon operations.

     We expect adequate sources of funds to be available to finance our future operations through internally generated funds. We anticipate that we will finance additional acquisitions and growth, in part, by issuing equity and debt securities.

New Accounting Pronouncements

     In December 1999, the Securities and Exchange Commission (the Commission) issued Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements, which is to be applied beginning with the fourth fiscal quarter of fiscal years beginning after December 15, 1999, to provide guidance related to recognizing revenue in circumstances in which no specific authoritative literature exists. The Company is reviewing the application of the Staff
Accounting Bulletin to the Company's financial statements, however, any potential accounting changes are not expected to result in a material change in the amount of revenues we ultimately expect to realize.

     In March, 2000 the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 44 (Interpretation 44), "Accounting for Certain Transactions Involving Stock Compensation". Interpretation 44 provides criteria for the recognition of compensation expense in certain stock-based compensation arrangements that are accounted for under APB Opinion

No. 25, Accounting for Stock-Based Compensation. Interpretation 44 is effective July 1, 2000, with certain provisions that are effective retroactively to December 15, 1998 and January 12, 2000. Interpretation 44 is not expected to have an impact on the Company's financial statements.

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133, as amended by SFAS No. 137, is effective for fiscal years beginning after June 15, 2000. SFAS No. 133 requires the Company to recognize all derivatives as either assets or liabilities and measure those instruments at fair value. It further provides criteria for derivative instruments to be designated as fair value, cash flow and foreign currency hedges and establishes respective accounting standards for reporting changes in the fair value of the derivative instruments. Upon adoption, the Company will be required to adjust hedging instruments to fair value in the balance sheet and recognize the offsetting gains or losses as adjustments to be reported in net income or other comprehensive income, as appropriate. The Company is evaluating its expected adoption date and currently expects to comply with the requirements of SFAS 133 in fiscal year 2001. The Company does not expect the adoption will be material to the Company's financial position or results of operations since the Company does not believe it participates in such activities.


Quantitative and qualitative disclosures about market risk

     The market risk inherent in the Company's market risk sensitive instruments and positions is the potential change arising from increases or decreases in the prices of interest rates as discussed below. The Company's exposure to market risk as discussed below includes "forward-looking statements" and represents an estimate of possible changes in fair value or future earnings that would occur assuming hypothetical future movements in interest rates. The Company's views on market risk are not necessarily indicative of actual results that may occur and do not represent the maximum possible gains and losses that may occur, since actual gains and losses will differ from those estimated, based upon actual fluctuations in interest rates and the timing of transactions.

     The Company has entered into various fixed rate debt obligations, which are detailed in Note 4 to the Company's consolidated financial statements included in Item 15.

     As of December 31, 1999, the carrying value of the Company's long term fixed rate debt was approximately $10,402,000, which approximated fair value. Fair value was determined using discounted future cash flows based on the Company's current incremental borrowing rates for similar types of borrowing arrangements. If these instruments are held to maturity, no change in fair value will be realized.


ITEM 3.  PROPERTIES

     We lease properties in eighteen locations in Arizona, California, Florida, Iowa, New York, Oregon and Washington. There are three sales offices in California, three in Florida, one in Iowa, two in New York, one in Oregon and two in Washington. Two of the offices in Florida and the office in Iowa have chapels for funeral services. We lease two properties for holding facilities, one of which also stores merchandise inventory and the other has the crematory. We also lease our corporate offices in Florida and Los Angeles. We lease a call center in Tempe,

Arizona. All of our leases are on standard terms and conditions, and we do not rely on any one lease for its continuing operations. The operations are currently concentrated at the following locations:


                      Summary of our operational locations
                      ------------------------------------


Location                               Operation
-------------------------------------- -------------------------------------------------------------
Arizona
     Tempe                             Telemarketing center
-------------------------------------- -------------------------------------------------------------
California
     Burbank -Corporate                Administration and operations headquarters
     Burbank                           sales and administrative office
     San Pedro                         Pre-Need/At-Need sales and administrative office
     Santa Barbara                     Pre-Need/At-Need sales and administrative office
     Los Angeles - Heritage            Holding facility, crematory and viewing room
     Santa Barbara/Ventura             Holding facility and inventory warehouse
     Canoga Park                       Inventory warehouse
-------------------------------------- -------------------------------------------------------------
Florida
     Miami                             Pre-Need/At-Need sales and administrative office and chapel
     Fort Lauderdale                   Pre-Need/At-Need sales and administrative office and chapel
     St. Petersburg                    Pre-Need/At-Need sales and administrative office
-------------------------------------- -------------------------------------------------------------
Iowa
     Ankeny (2 locations)              Pre-Need/At-Need sales and administrative office and chapel
-------------------------------------- -------------------------------------------------------------
Oregon
      Portland                         Pre-Need/At-Need sales and administrative office and chapel
-------------------------------------- -------------------------------------------------------------
New York
     Long Island                       At-Need sales and administrative office
     Yonkers                           At-Need sales and administrative office
-------------------------------------- -------------------------------------------------------------
Washington
     Spokane                           Pre-Need/At-Need sales and administrative office,
                                       holding facility, crematory and viewing room
     Everett                           Pre-Need/At-Need sales and administrative office


ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     We are not, to the best of our knowledge, directly or indirectly owned or controlled by another corporation or foreign government.

     The following table sets forth our principal (more than 5%) stockholders as of June 30, 2000:

                              Identity of                                             Number of         Percent of
Title of Class             Person or Group                   Addresses              Shares Owned        Class(1)
--------------             ---------------                   ---------              ------------        --------

Common                     CCD Commerce Consulting           Glockegasse 4             595,001             7.7%
                                                             4001 Basel
                                                             Switzerland

Common                     Officers and Directors                                      234,990(2)          3.4%


(1)  Based on 6,718,657 issued and outstanding shares.
(2)  Directors and named executive officers, as a group, as of June 30, 2000.


     The following table sets forth the stockholdings, direct and indirect, of our directors and named executive officers as of June 30, 2000:


                                                                Number of Common
Name of Director/Officer      Address                            Shares Owned
--------------------------------------------------------------------------------
Gary R. Loffredo              102 NE 2nd St, Suite 777              None
Director                      Boca Raton, FL  33432

Gary I. Harris                102 NE 2nd St, Suite 777              None
Director                      Boca Raton, FL  33432

Marco P. Markin               3500 W. Olive, Suite 1430            62,500
CEO, Director                 Burbank, CA  91505

Thomas J. Soucy               3500 W. Olive, Suite 1430            None
CFO, Director                 Burbank, CA  91505

David Schroeder               3500 W. Olive, Suite 1430            86,245
COO, Neptune Management       Burbank, CA  91505
Corp., Inc.

Michael Ashe                                                       86,245
VP Operations -               6637 SE Milwaukee Ave., #1
Oregon                        Portland, OR  97202

Teresa Fourticq               3500 W. Olive Suite 1430             None
Director                       Burbank, CA  91505

     We have no knowledge of any arrangements, including any pledge by any person of securities of the Neptune Society, the operation of which may at a subsequent date result in a change in our control.


ITEM 5.  DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to our current directors, executive officers and key employees. The term for each director and officer expires in October 2000. The ages of the directors, executive officers and key employees are shown as of August 31, 2000.

                                                                                     Director/
Name                                  Position                                       Officer Since             Age
-------------------------------------------------------------------------------------------------------------------
Marco P. Markin                       President, CEO and Director of each of The       June 1999               36
                                      Neptune Society, Inc., Neptune Society of
                                      America, Inc. (since October) and Neptune
                                      Management Corp. (since June 1999)

Thomas J. Soucy                       Chief Financial Officer, Secretary, and          March 2000              42
                                      Director of each of The Neptune Society,
                                      Inc., Neptune Society of America, Inc.,
                                      Neptune Management Corp., Inc., and Heritage
                                      Alternatives, Inc.

Gary R. Loffredo                      Director of  both The Neptune Society, Inc.      April 1999              38
                                     (since October 1999) and Neptune Management
                                      Corp. (since April 1999); President and
                                      Director of Heritage Alternatives Inc.
                                      (since April 1999)

Teresa Fourticq                       Director of The Neptune Society, Inc.            May 2000                28

David Schroeder                       Chief Operating Officer of Neptune               June, 2000              53

Gary I. Harris                        Director of The Neptune Society, Inc.            October 1999            58



     Marco P. Markin - Mr. Markin joined The Neptune Society full time as our President and CEO in September 1999. From November 1994 to September 1999, Mr. Markin was the Executive Vice President of TPP Management Inc., a private investment company, having a diverse portfolio consisting of residential/commercial real estate, merchant banking, and securities. Expertise included corporate management, and corporate development, research and marketing. From January 1991 to November 1995, Mr. Markin was the founder and CEO of a commercial real estate company, which secured and managed a portfolio of 400,000 square feet of real estate. He was also the co-founder of one of the largest direct marketing companies in Canada, which was subsequently sold to the Financial Post. From 1985 - 1990, Mr. Markin was the founder and CEO of Markin Development Group, a growing development company focusing on construction of multi-family apartment buildings and commercial offices. Mr. Markin graduated from Bishop College in Montreal in 1982. He also attended the University of British Columbia's Science Program from 1982 - 1985.

     David L. Schroeder - Mr. Schroeder was appointed Chief Operating Officer of Neptune on June 1, 2000. Prior to his work with Neptune, Mr. Schroeder worked as the CEO of Community Memorial Centers, LLC, an Oregon cremation services company from May 1998 to July 2000. He has served on the board of directors for The Loewen Group, Inc., from August 15, 1990 to May 1, 1993, he was president of Universal Memorial Centers from 1984 to 1993, president and COO of Skyline Memorial Gardens & Crematory, and he worked for 27 years as a licensed funeral director and embalmer. Mr. Schroeder has served on the board and as an officer of the Oregon State Funeral Directors Association and as Chairman of the Oregon State Mortuary-Cemetery Licensing Board.

     Thomas J. Soucy - Mr. Soucy is the Chief Financial Officer for The Neptune Society. Mr. Soucy has worked as an accounting supervisor for Hughes Aircraft Company from June, 1979 to June, 1984, progressed to the position of audit manager for Deloitte & Touche from June, 1984 to September, 1990, and as CFO of Englewood Park Cemetery and Green Hills Memorial Park from September, 1990 to January, 2000. Mr. Soucy is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants, the State Society of Certified Public Accountants, he has served on various boards of nonprofit organizations. He is also a member of the Internment Association of California and a past member of the International Cemetery and Funeral Association.

     Gary I. Harris - Mr. Harris is the National Sales Manager of Neptune and a Director. Prior to joining Neptune in March, 2000, Mr. Harris was the Senior Vice-President in charge of the print division at T.V. Fanfare Publication, an international advertising company, where he worked since 1985. He attended both the University of Toledo and New York University.

     Gary R.  Loffredo  - Since  November  1998,  Mr.  Loffredo  has  been  Vice
President of Investment Banking for BG Capital Group. BG Capital Group is a venture capital and merchant banking firm with offices in Florida and Canada. Prior to joining BG Capital, Mr. Loffredo began his career at Lehman Brothers in New York and Miami where he worked for 12 years. In April 1997, he founded and served as President for a construction company based in Florida. Mr. Loffredo majored in finance, graduating from the University of South Carolina with a Bachelor of Science Degree in 1984.

     Teresa Fourticq - Ms. Fourticq has been a member of the Board of Directors of The Neptune Society since March, 2000. She is a Certified Public Accountant and holds a bachelor's degree from University of California at Los Angeles. From 1992 to 1998, Ms. Fourticq was employed by Deloitte & Touche LLP for six years progressing to audit manager. During her tenure with Deloitte & Touche, Ms. Fourticq worked on audits of various death care companies In September, 1999, Ms. Fourticq joined Bancroft Capital Advisors, Inc. and was responsible for all financial matters of the organization. Ms. Fourticq was employed with Oaktree Capital Management, LLC, as assistant vice president in charge of accounting and operations for Oaktree's marketable securities funds from July, 1998 to September, 1999. Ms. Fourticq currently works for Bancroft Capital Advisors, Inc., a real estate investment firm that invests in commercial and industrial properties


     None of our executive officers or key employees are related by blood, marriage or adoption to any director or other executive officer.


     To our knowledge, there are no arrangements or understanding between any of our executive officers of Neptune Society and any other person pursuant to which the executive officer was selected to serve as an executive officer.


ITEM 6.  EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth compensation paid to each of the individuals who served as our Chief Executive Officer and our other most highly compensated executive officers (the "named executives officers") for the fiscal year ended December 31, 1999 and the estimated compensation to be paid to such named executive officers for the fiscal year ended December 31, 2000. The determination as to which executive officers were most highly compensated was made with reference to the amounts required to be disclosed under the "Salary" and "Bonus" columns in the table


Name and Principal Position                                                     Other Annual
     Position                     Year           Salary          Bonus          Compensation
--------------------------  --------------  --------------  -------------  --------------------
Marco Markin(1)                   1999           $40,000            -                    -
President, CEO and                2000          $120,000                           $83,000
Director of  The Neptune
Society, Inc.

Emanuel Weintraub,(2)             1999                 -            -             $771,000
Consultant to Neptune             2000                 -            -             $240,000
Society of America, Inc.

Jill Schulman(3)                  2000                 -            -                    -
Former Vice President,            1999           $92,000            -                    -
Secretary and Director
Neptune Management Corp.


Name and Principal Position                                                     Other Annual
     Position                     Year           Salary          Bonus          Compensation
--------------------------  --------------  --------------  -------------  --------------------

Larry Miller(4)                   2000                 -            -                    -
Former Senior Vice                1999          $144,000            -                    -
President of Sales Neptune
Management Corp.

Thomas J. Soucy(5)
Chief Financial Officer,          2000          $105,000            -              $24,000
Secretary and Director            1999                 -            -                    -

David Schroeder
Chief Operating Officer of        2000          $120,000            -                    -
Neptune Management Corp.          1999                 -            -                    -

Gary Harris(6)
National Sales Manager of
Neptune Management Corp.          2000           $75,000            -              $78,000
and Director Neptune              1999                 -            -                    -
Society


(1) Mr. Markin was appointed as an Officer and Director of our subsidiary companies in April 1999. He was appointed as Neptune Society's President and CEO in October 1999 at an annual salary of $120,000 per year. In 2000, we expect to pay Mr. Markin $83,000 for lease payments on his z home and for personal use of automobile.
(2) Mr. Weintraub is a former President and CEO of the Neptune Management and Heritage Alternatives prior to the acquisition by the Neptune Society (see
     Item 1 "History of the Neptune Society"). In 1999, Mr. Weintraub was paid approximately $513,000 for management fees, $250,000 for preneed marketing consulting services, and $8,400 for personal use of an automobile. Of the total $513,000 in fees paid to Mr. Weintraub in 1999, $460,190 were paid prior to the Lari acquisition of the Neptune Group. In 2000, we expect to pay Mr. Weintraub $240,000 in consulting fees.
(3)  Ms. Schulman resigned on December 31, 1999.
(4)  Mr. Miller retired on January 4, 2000.
(5)  In 2000, we expect to pay Mr. Soucy $24,000 for personal use of automobile.
(6) In 2000, we expect to pay Mr. Harris $78,000 commission overrides based on $10 per contract.

Stock Appreciation Rights ("SARs")

     We did not grant any SARs during the most recently completed fiscal year.


Incentive Stock Option Plan

     On October 8, 1999, shareholders of The Neptune Society, Inc. approved the 1999 Stock Option Plan (the "Option Plan"), as approved by the Board of Directors on June 1, 1999. The Option Plan provides for the grant of incentive and non-qualified options to purchase up to 900,000 shares of The Neptune Society, Inc. common stock to our employees and such other persons as the Plan Administrator (which currently is the Board of Directors) may select. The Plan is intended to help attract and retain key employees and such other persons as the Plan Administrator may select and to give such persons an equity incentive to achieve the objectives of our shareholders.

     Incentive stock options may be granted to any individual who, at the time the option is granted, is an employee of The Neptune Society, Inc. or any related corporation. Non-qualified stock options may be granted to employees and to such other persons as the Plan Administrator may select. The Plan Administrator fixes the exercise price for options in the exercise of its sole discretion, subject to certain minimum exercise prices in the case of Incentive Stock Options. The exercise price may be paid in cash, certified check or cashier's check. Options will not be exercisable until they vest according to a vesting schedule specified by the Plan Administrator at the time of grant of the option.

     Options are non-transferable except by will or the laws of descent and distribution. Except as otherwise specified by the Plan Administrator or the employee's stock option agreement, vested but unexercised options terminate upon the earlier of: (i) the expiration of the option term specified by the Plan Administrator at the date of grant (generally ten years; or, with respect to Incentive Stock options granted to greater-than ten percent shareholders, a maximum of five years); or (ii) the expiration of ninety (90) days from the date of an employee optionee's termination of employment with The Neptune Society, Inc. or any related corporation for any reason whatsoever. Unless accelerated in accordance with the Plan, unvested options terminate immediately upon termination of employment of the optionee by us for any reason whatsoever, including death or disability.

     On December 31, 1999, we granted stock options under the Option Plan exercisable to acquire a total of 426,750 shares of The Neptune Society, Inc. common stock. All of these options are exercisable at $11.75 per share and expire on December 31, 2002. Of these stock options, we granted a total of 101,750 shares to 44 sales representatives and 325,000 shares to employees and trustees. Subsequent to December 31, 1999, options to purchase 61,500 shares of the Neptune Society, Inc. common stock were cancelled as a result of employee terminations.

     On March 2, 2000, we granted stock options to employees exercisable to acquire a total of 154,000 shares of the Neptune Society, Inc. common stock at $12.12 per share. On May 22, 2000, we granted stock options to sales representatives exercisable to acquire a total of 1,000 shares of our common stock at $14.25 per share. On May 31, 2000, we granted stock options to trustees exercisable to acquire a total of 15,000 shares of our common stock at $14.00 per share. On July 5, 2000, we granted stock options to employees exercisable to acquire a total of 85,000 shares of our common stock at $13.25 per share.


Aggregated Option/SAR Exercises in Last Fiscal Year- and Fiscal Year-End Option/SAR Values

     There were no stock options or SARs exercised during the last fiscal year-end, and there were no vested options or SARs at August 31, 2000.


Long Term Incentive Plans

     No long-term incentive awards were made during the most recently completed fiscal year ended December 31, 1999.


Defined Benefit or Actuarial Plan Disclosure

     We do not provide retirement benefits for the directors or officers.


Compensation of Directors

     None of our Directors received compensation for the fiscal year ended December 31, 1999; however Teresa Fourticq will be compensated in the amount of $5,000 for the year ending December 31, 2000.


Employment  Contracts  and  Termination  of  Employment  and   Change-In-Control
Arrangements

     We currently do not have any employment contracts with any of the named executive officers.


Report on Repricing of Options/SARs

     We did not reprice any options or SARs outstanding during the most recently completed fiscal year ended December 31, 1999.


Compensation Committee

     The entire board of directors, elected in October 1999, acted as the compensation committee for the fiscal year 1999. The board will continue to act as compensation committee for the fiscal year 2000.


ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Except for the transactions described below, none of our directors, senior officers or principal shareholders, nor any associate or affiliate of the foregoing have any interest, direct or indirect, in any transaction, from January 1, 1999 to date of this Form 10, or in any proposed transaction which has materially affected or will materially affect us.

     Reginald Duran, Secretary and Director of Heritage Alternatives, Inc. is the owner of D&B Provisions, Inc., a company that is in the business of selling cremation products to mortuaries and crematoriums. From January 1, 2000 to August 31, 2000, we have made $710 in purchases from D&B Provisions, Inc. From January 1, 1999 to November 1, 1999, we made purchases of $2,886 from D&B Provisions, Inc. ($0 in 1998). From January 1, 2000 to August 31, 2000, we have made maintenance purchases of $22,148 from All Furnace Corporation, a company controlled by Mr. Duran's brother. During 1999, we made purchases of $17,384 from All Furnace Corporation. ($0 in 1998).

     On January 19, 1999, Suzanne Wood, one of our former directors and our former President, purchased on a private placement basis, a total of 7,500 common shares and 30,000 share purchase warrants for $1,500. Ms. Wood subsequently disposed of the 30,000 share purchase warrants.

     Also on January 19, 1999, Gary Loffredo, one of our directors and the President of Heritage Alternatives Corp., purchased on a private placement basis, a total of 50,000 shares and 200,000 share purchase warrants for $10,000. Mr. Loffredo subsequently disposed of all of the 50,000 common shares and all of the 200,000 share purchase warrants.

     On January 19, 1999, Marco Markin, our President, CEO and a director, purchased, directly or indirectly, on a private placement basis, a total of 62,500 common shares for $25,000.

     Effective March 31, 1999, we acquired the Neptune Group of companies from its owners, including Emanuel Weintraub, one of our pre-need marketing consultants. In connection with the acquisition, we issued 500,000 shares of The Neptune Society, Inc. common stock to the following persons: Emanuel Weintraub Inter Vivos Trust, Jill Schulman, Stanley Zicklin, Marvin Falikoff, Helen Kramer, Milton Kramer, Paul Shields, Nancy Leferman, Norman Leferman, Sam
Perlow, Joan Perlow, Stuart Solomon, Marilyn Tenzer, Arlene Zicklin, Linda Stark, Ted Boock, Marlene Burdman, James Freedman, Freedman Family Trust, Dennis Family Trust-Leo Robert and Lorraine Dennis, Leo Robert Dennis-IRA Smith Barney, Dennis Family Trust-Ron Dennis, Dennis Family Trust-Richard and Jessica Dennis, JPS Associates, Marcia Deifik, Connie King, Herm Warme, Jon Warme, Judith Glaser, Steve Brown, Irving Steinfield, Steve Schwartz, Zorinee Schwartz Mervyn Kalman, Jerry Lertzman, and RER. Of these shares, Mr. Weintraub received, directly and indirectly, a total of 294,213 shares of common stock. Mr. Weintraub also received, directly and indirectly, a total of $583,132 in cash and a promissory note in the amount of $11,079,514, of which $656,531 was paid on August 7, 1999 and $4,172,475.64 was paid on January 5, 2000.

     In addition,  we issued The Emanuel Weintraub Intervivos Trust a promissory note in the amount of $2,000,000 on March 31, 1999, of which $55,555.55 was paid monthly from and including August to October 1999. We continued to pay Mr. Weintraub $40,000 per month until July 31, 2000 when the note was paid in full.

     Ms. Jill Schulman, Mr. Weintraub's daughter and former Vice President of Neptune Management received, in connection with our acquisition of the Neptune Group, a total of $19,652; 9,552 common shares of The Neptune Society, Inc. valued at $95.520, and $373,391 by way of promissory note of which $176,865 was paid on August 7, 1999.

     On August 1, 1999, we renegotiated the payment terms of the promissory notes we issued to the former owners of Neptune Group of companies. In consideration for extending the time for repayment, we issued share purchase warrants exercisable to acquire up to 125,000 shares of The Neptune Society, Inc. common stock at $12.00 per share to holders of the notes. The share purchase warrants were issued to Mr. Weintraub's daughters, including Ms. Jill Schulman, the Vice President of Neptune Management, who received share purchase warrants exercisable to acquire 31,250 shares.

     Also in connection with our acquisition of the Neptune Group, we entered into a consulting agreement with Mr. Weintraub for three years for a fee of $333,333 per year. See "History of the Neptune Society."

     On July 17, 2000, we entered into a Debt Restructuring Agreement with Mr. Weintraub for a 12-month extension of time to repay the balance due under a $19,000,000 promissory note in the amount of $5,065,835.80 in exchange for our agreement to release Mr. Weintraub from liability for any loss of revenue since March 31, 1999 or projected revenue as it relates to the ongoing litigation with Leneda, Inc . See "Legal Proceedings".


ITEM 8.  LEGAL PROCEEDINGS

     On May 15, 2000, Leneda, Inc. dba Neptune Society of San Diego County, San Bernardino County, Riverside County, Imperial County filed a Complaint for service mark infringement, breach of contract, unfair business practices, and interference with prospective economic advantage in the United States District Court in and for the Central District of California (Honorable Gary A. Feess). Both we and Leneda operate under the service mark "Neptune Society", and the concurrent use of that mark was the subject of a lawsuit before the U.S. Patent and Trademark Office which stretched from 1986 to 1995. We and Leneda were parties to that lawsuit, which was resolved through a settlement agreement that, in essence, divided up the territories in which the parties could use the mark. Leneda received exclusive rights in four southern California counties and we received rights for use in some limited areas in the Los Angeles, California area and outside of California. Subsequent to the settlement, we had an arrangement with Leneda whereby Leneda would perform at-need services for certain of the pre-need contracts sold within Leneda's territories. Leneda's law suit alleges that we unlawfully used a trademark, "Neptune Society", for certain services in a prohibited geographic area defined by the settlement agreement. Thus far, we have answered the complaint and asserted affirmative defenses. We have also counterclaimed for breach of contract and breach of implied covenants of good faith and fair dealing. Leneda filed a motion for preliminary injunction that sought to prohibit Neptune's use of the mark pending resolution of the litigation and a freeze of assets. We opposed this motion, which the Court granted in part (regarding the temporary prohibition on using the mark) and denied in part (regarding the asset freeze) on July 31, 2000. Leneda is seeking monetary damages in an unspecified amount. We believe that the lawsuit is without merit and intend to defend this case vigorously.

     Our operations may be subject to numerous environmental laws, regulations and guidelines adopted by various governmental authorities in the jurisdictions in which we operate. Liabilities are recorded when environmental liabilities are either known or considered probable and can be reasonably estimated. Our policies are designed to control environmental risk upon acquisition through extensive due diligence and corrective measures taken prior to acquisition. We believe environmental liabilities to be immaterial individually and in the aggregate.

     We may become a party to other legal proceedings in the ordinary course of its business. We do not expect the outcome of any of the above or other proceedings, individually or in the aggregate, to have a material adverse effect on our financial statements taken as a whole or our liquidity.


ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     On August 26, 1998, the common shares of the Neptune Society were listed under its former name Lari Corp. on the NASD OTC Bulletin Board under the symbol "LREE". On May 3, 1999, Lari Corp. changed its name to The Neptune Society, Inc. and on May 4, 1999, the symbol was changed to "NPTN". In March, 2000, the common stock of the Neptune Society was de-listed from the NASD OTCBB, and began quotation on the National Quotation Bureau's pink sheets. On May 19, 2000, after effecting a reverse stock split, the symbol for The Neptune Society, Inc.'s common stock was changed to "NTUN".

     The  high  and low bid  quotations  of our  common  stock  on the  NASD OTC
Bulletin Board as reported by the NASD for each of the quarterly periods from August 26, 1998 through June 30, 2000, and the National Quotation Bureau's pink sheets for the second quarter of 2000 were as follows:


Period                                  High(1)                Low(1)
------                                  -------                ------

1998
Third Quarter                             -                       -
Fourth Quarter                          $12.28                 $12.28

1999
First Quarter                           $12.13                 $12.13
Second Quarter                          $14.00                 $12.87
Third Quarter                           $14.25                 $12.00
Fourth Quarter                          $13.25                 $10.12



2000
First Quarter                           $13.25                 $10.25
Second Quarter(2)                       $14.50                 $13.50


(1) Gives effect to the two-share for one-share reverse split that occurred on May 19, 2000.
(2)  Based on National Quotation Bureau pink sheet quotation.

     The above quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

     As of August 31, 2000, the high and low bid quotation for our common shares was $14.00 and $13.75, respectively.

     As of August, 2000, we had 83 registered shareholders.

     The declaration of dividends on our shares is within the discretion of our board of directors and will depend upon the assessment of, among other factors, earnings, capital requirements and the operating and financial condition of The Neptune Society. At the present time, we anticipate that all available funds will be invested to finance the growth of our business.


ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES

     On January 19, 1999, The Neptune Society, Inc. issued 1,000,000 shares of its common stock at $0.20 per share and share purchase warrants exercisable to acquire 4,000,000 shares at $0.20 per share. The shares were issued to the following private investors: BG International

Capital Group Inc., Muir Woods Investments Group IBC, Suzanne L. Wood, Robert D. Genovese, Vancouver International Polo Inc., Rodney L. Lozinski, Michele N. Marrandino, Gary Loffredo, Igor J. Otetchestvennyi, Carolyn D. Keene, Bang Mui Tran, Richard A. Achron, J. Keith Thompson, Coreena L. Hansen, Janis D. Douville, Gloria M. Lozinski, Cynthia F. Clagget, TPP Management Inc., Michael
A. Kirsh, Michael W. Robison, Brian D. Gruson, Columbia Pacific Ventures Inc., and KM Lifestyles Enterprise Inc. The offering was not underwritten. This sale was exempt from registration in reliance upon Rule 504 under Regulation D promulgated under the Securities Act. The aggregate offering price did not exceed $1,000,000, and the offering was otherwise in compliance with Rules 501 and 502 promulgated under the Securities Act.

     On April 7, 1999, The Neptune Society, Inc. issued 4,000,000 shares of its common stock for $0.20 per share to raise $800,000 pursuant to the exercise of the 4,000,000 share purchase warrants issued on January 19, 1999. Each share purchase warrant was exercisable to acquire one share of common stock at $0.20 per share. These warrants were exercised on April 7, 1999. The shares were issued to the following private investors: Swiss Overseas Finance Company Ltd., Turf Holdings Ltd., CCD Commerce Consulting, Hapi Handels-und, Partner Marketing AG, Seloz Gestion & Finance SA, Otto Zimmerli, Noreldin Siam, UK Menon, and Muir Woods Investment Group IBC. The offering was not underwritten. This sale was exempt from registration in reliance upon Rule 504 under Regulation D promulgated under the Securities Act. The offering was made in compliance with the definitions set forth in Rule 501 and certain applicable general conditions set forth in Rule 502, including (i) limiting the aggregate amount of all offerings made within six months before the start of the offering and six months after the completion of the offering to $1,000,000 and (ii) taking reasonable measures to assure that the purchasers were not underwriters by making reasonable inquiry to determine that the investor was acquiring the securities for his or her own account without a view towards distribution. We filed a Form D notice of sale with the Securities and Exchange Commission within 15 days after the first sale.

     On May 7, 1999, The Neptune Society, Inc. issued 500,000 shares of its common stock at $10.00 per share in consideration of all the issued and outstanding shares and limited partnership units of certain of our operating subsidiaries. We issued these shares to Emanuel Weintraub Inter Vivos Trust, Jill Schulman, Stanley Zicklin, Marvin Falikoff, Helen Kramer, Milton Kramer, Paul Shields, Nancy Leferman, Norman Leferman, Sam Perlow, Joan Perlow, Stuart Solomon, Marilyn Tenzer, Arlene Zicklin, Linda Stark, Ted Boock, Marlene Burdman, James Freedman, Freedman Family Trust, Dennis Family Trust-Leo Robert and Lorraine Dennis, Leo Robert Dennis-IRA Smith Barney, Dennis Family Trust-Ron Dennis, Dennis Family Turst-Richard and Jessica Dennis, JPS Associates, Marcia Deifik, Connie King, Herm Warme, Jon Warme, Judith Glaser, Steve Brown, Irving Steinfield, Steve Schwartz, Zorinee Schwartz Mervyn Kalman, Jerry Lertzman, and RER. See "Item 1. Description of Business - History of the Neptune Society." The shares were issued in reliance upon an exemption from registration under Rule 506 of Regulation D promulgated under the Securities Act. The offering was made in compliance with the definitions set forth in Rule 501 and certain applicable general conditions set forth in Rule 502. We filed a Form D notice of sale with the Securities and Exchange Commission within 15 days after the first sale.

     On May 7, 1999, The Neptune Society, Inc. issued a non-interest bearing promissory note in the amount of $2,000,000 due March 31, 2002 to Emanuel Weintraub Inter Vivos Trust. The promissory note was issued in consideration of all the issued and outstanding shares of Neptune Management and Heritage Alternatives. See "Item 1. Description of Business - History of the Neptune Society." The promissory note was issued in reliance upon an exemption from registration under Rule 506 of Regulation D promulgated under the Securities Act. The offering was made in compliance with the definitions set forth in Rule 501 and certain applicable general conditions set forth in Rule 502. We filed a Form D notice of sale with the Securities and Exchange Commission within 15 days after the sale.

     On May 7, 1999, The Neptune Society, Inc. issued a promissory note in the amount of $19,000,000 of which $9,374,931 carries a 9% interest due July 31, 2000 and the remaining $9,625,069 is non-interest bearing and is due July 31, 2001. The promissory note was issued in consideration of all the issued and outstanding shares and limited partnership units of certain of our operating subsidiaries. See "Item 1. Description of Business History of the Neptune Society." The note issued in reliance upon an exemption from registration under Rule 506 of Regulation D promulgated under the Securities Act. The offering was made in compliance with the definitions set forth in Rule 501 and certain applicable general conditions set forth in Rule 502. We filed a Form D notice of sale with the Securities and Exchange Commission within 15 days after the sale.

     Pursuant to an Agency Agreement with Standard Securities Capital Corporation dated July 22, 1999, The Neptune Society issued 583,334 shares of its common stock at $12.00 per share for total proceeds of $7,000,000. Under this agreement, The Neptune Society issued 333,334 shares of its common stock at $12.00 per share to raise $4,000,000 on August 9, 1999; 111,667 shares at $12.00 per share for gross proceeds of $1,340,000 on October 12, 1999; and 130,000 shares at $12.00 per share for gross proceeds of $1,560,000 on December 30, 1999. This offering was made to the following non-U.S. Persons, outside the United States: Private Investments Company Ltd., Turf Holding Ltd., CCD Commerce Consulting, Partner Marketing AG, Otto Zimmerli, and UK Menon. The shares were issued in reliance upon an exemption from registration pursuant to Regulation S promulgated under the Securities Act. We paid Standard Securities Capital Corporation an agency fee of $140,000 on October 12, 1999, and $270,000 on December 30, 1999. We paid an additional agency fee of $10,000 upon the final issuance of 8,333 shares at $12.00 per share on January 12, 2000. We also paid offering costs of $53,690.

     On August 18, 1999, The Neptune Society, Inc. issued warrants exercisable to acquire 137,500 shares of its common stock at $12.00 per share. We issued the warrants to certain debt holders in consideration for amending the terms of repayment of debt and interest. We issued the warrants to the following accredited investors: Jill Schulman, Linda Stark, Nancy Leferman and Stanley
Zicklin. The warrants were issued in reliance upon an exemption from registration under Rule 506 of Regulation D promulgated under the Securities Act. The offering was made in compliance with the definitions set forth in Rule 501 and certain applicable general conditions set forth in Rule 502. We filed a Form D notice of sale with the Securities and Exchange Commission within 15 days after the first sale.

     On December 31, 1999, The Neptune Society, Inc. issued a total of $5,000,000 of convertible debentures to Capex, L.P. and to D.H. Blair Investment Banking Corp. The debentures are convertible into 500,000 shares of our common stock upon the election of the holders. The debentures were issued in reliance upon an exemption from registration under Rule 506 of Regulation D promulgated under the Securities Act. In addition, we issued warrants exercisable for five years to purchase 100,000 shares of our common stock at an exercise price of $10.42 per share and 100,000 shares of our common stock at an exercise price of $12.50 per share. The offering was made in compliance with definitions set forth in Rule 501 and certain applicable general conditions set forth in Rule 502. We filed a Form D notice of sale with the Securities and Exchange Commission within 15 days after the first sale.

     On December 31, 1999, The Neptune Society, Inc. issued 11,364 shares of its common stock at $11.75 per share in consideration for all the assets of Crematory Society of Washington. See "Item 1. Description of Business - History of the Neptune Society." The shares were issued to Crematory Society of Washington, Inc., a Washington corporation whose sole shareholder is John C. Ayres, in reliance upon an exemption from registration under Rule 506 of Regulation D promulgated under the Securities Act. The offering was made in compliance with the definitions set forth in Rule 501 and certain applicable general conditions set forth in Rule 502. We filed a Form D notice of sale with the Securities and Exchange Commission within 15 days after the first sale.

     On December 31, 1999, The Neptune Society, Inc. issued 11,364 shares of its common stock at $11.75 per share to Charles S. Wetmore as consideration for entering into a non-compete agreement with us. The shares were issued in reliance upon an exemption from registration under Rule 506 of Regulation D promulgated under the Securities Act. The offering was made in compliance with the definitions set forth in Rule 501 and certain applicable general conditions set forth in Rule 502. We filed a Form D notice of sale with the Securities and Exchange Commission within 15 days after the first sale.

     On March 15, 2000, in connection with our acquisition of Cremation Society of Iowa, The Neptune Society, Inc. issued John Bethel and David Noftsger, the co-founders and shareholders of Cremation Society of Iowa, options for each of them to purchase 10,000 shares common stock at $13.00 per share as consideration for entering into employment and non-competition agreements.

     Effective July 5, 2000, we purchased a funeral, burial and cremation business in Portland Oregon known as Heritage Memorial, Heritage Memorial Society, Heritage Memorial Cremation Society, The Heritage Society, Wilhelm Funeral Home, Wilhelm Crematory, Oregon Cremation Company, Oregon Cremation & Burial Company and AAA Cremation Company (the "Portland Business"). This purchase was completed through the acquisition of the assets of Heritage Memorial Society, L.L.C. and Community Memorial Centers, L.L.C., the merger of the shares of Wilhelm Mortuary, Inc. with Neptune Acquisition, Inc., a newly created subsidiary of The Neptune Society, Inc., and three non-compete agreements with the principals of the Portland Business.

     Under the terms of the purchase, we agreed paid the owners of the Portland Business as follows: $500,000 cash, the issuance of a three year $1,000,000 convertible debenture and the issuance of 313,308 common shares of The Neptune Society, Inc. at $13.25 per share. The convertible debenture and the common shares were issued in reliance upon an exemption from registration under Rule 506 of Regulation D.

     On August 9, 2000, The Neptune Society, Inc. issued 500,000 shares of our common stock at $14.00 per share for total proceeds of $7,000,000 pursuant to a private placement. The Neptune Society, Inc. also issued 150,000 shares of its common stock to Systematic Investments Establishment as a finder's fee in connection with the private placement. This offering was made to Engelbert Schreiber, Jr., a non-U.S. person, outside the United States. We paid Standard Securities Capital Corporation an agency fee of $75,000 in connection with the transaction. The securities were issued pursuant to an exemption from registration pursuant to Regulation S promulgated under the Securities Act.


ITEM 11.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     Our authorized capital consists of 25,000,000 common shares with a par value of $0.002 per share of which 6,718,657 common shares were issued as of June 30, 2000.

     All shares of common stock are of the same class and have the same rights, preferences and limitations. Holders of shares of common stock are entitled to receive dividends in cash, property or shares when and if our Board of Directors out of funds declares dividends legally available therefor. There are no limitations on the payment of dividends. The rights of holders of shares of common stock may not be modified other than by vote of majority of the shares of common stock voting on such modification. Because a quorum for a general meeting of shareholders can exist with one shareholder (proxy-holder) personally present, the rights of holders of shares of common stock may be modified by less than a majority of the issued shares of common stock. A quorum for a general meeting of shareholders is one shareholder entitled to attend and vote at the meeting who may be represented by proxy and other proper authority, holding at least a 33-1/3% of the outstanding shares of common stock. Holders of shares of common stock are entitled to one vote per share of common stock. Upon any liquidation, dissolution or winding up of our business, if any, after payment or provision for payment of all of our debts, obligations or liabilities shall be distributed to the holders of shares of common stock. There are no pre-emptive rights; subscription rights, conversion rights and redemption provisions relating to the shares of common stock and none of the shares of common stock carry any liability for further calls.

     The declaration of dividends on our shares is within the discretion of our board of directors and will depend upon the assessment of, among other factors, earnings, capital requirements and our operating and financial condition. At the present time, we anticipate that all available funds will be invested to finance the growth of our business.


ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Pursuant to our bylaws, we shall indemnify all of our officers and directors for such expenses and liabilities, in such manner, under such circumstances, and to such extent as permitted by the Florida Business Corporation Act, Section 607.0850, as now enacted or hereafter amended. Unless otherwise approved by our board of directors, we shall not indemnify any of our employees who are not otherwise entitled to indemnification pursuant to our bylaws.

     Florida law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, that is, one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Our Articles of Incorporation and Bylaws also contain provisions stating that no director shall be liable to us or to any of our stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Florida law (for unlawful payment of dividends, or unlawful stock purchases or redemptions) or (4) a transaction from which the director derived an improper personal benefit. The intention of the foregoing provisions is to eliminate the liability of our directors or our stockholders to the fullest extent permitted by Florida law.


ITEM 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

     See Item 15.



ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     In April 2000, the Company changed auditors from Stonefield Josephson, Inc. to KPMG LLP. This change was not a result of disagreements with the predecessor auditors.

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS


                               NEPTUNE SOCIETY, INC
                                AND SUBSIDIARIES


                   Index to Consolidated Financial Statements




                                                                                                            Page
Independent Auditors' Report ................................................................................F-1

Independent Auditors' Report ................................................................................F-2

Audited Consolidated Financial Statements:

     Consolidated Balance Sheets - As of December 31, 1998 and 1999 .........................................F-3

     Consolidated Statements of Operations - For the years ended December 31, 1997 and 1998, the three months ended March 31, 1999 and the nine months ended December 31, 1999 ......................F-4

     Consolidated Statements of Shareholders' Equity - For the years ended December 31, 1997 and 1998, the three months ended March 31, 1999 and the nine months ended December 31, 1999 ............F-5

     Consolidated  Statements  of Cash Flows - For the years ended  December 31, 1997 and 1998, the three months ended March 31, 1999 and the nine months ended December 31, 1999 ......................F-6

     Notes to Consolidated Financial Statements .............................................................F-7

Unaudited Interim Condensed Consolidated Financial Statements:

     Unaudited Condensed Consolidated Balance Sheet - As of December 31, 1999 and June 30, 2000 .............F-18

     Unaudited Condensed Consolidated Statements of Operations- For the three months ended March 31,
     1999 and June 30, 1999 and the six months ended June 30, 2000 ..........................................F-19

     Unaudited Condensed Consolidated Statements of Cash Flows- For the three months ended March 31,
     1999 and June 30, 1999 and the six months ended June 30, 2000 ..........................................F-20

     Notes to Unaudited Condensed Consolidated Financial Statements .........................................F-21

                           Stonefield Josephson, Inc.
                          Certified Public Accountants
                          Business & Personal Advisors
                Members: DFK, IAPA, Institute of Profit Advisors



                          INDEPENDENT AUDITORS' REPORT



Board of Directors
The Neptune Society
Burbank, California


We have audited the accompanying combined balance sheet of The Neptune Society as of December 31, 1998, and the related combined statements of operations, stockholders' equity and cash flows for each of the years ended December 31, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of The Neptune Society at December 31, 1998, and the results of their operations and cash flows for the years ended December 31, 1998 and 1997, in conformity with generally accepted accounting principles.


/s/ Stonefield Josephson, Inc.
CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
June 11, 1999



1620 26th Street, Suite 400 South            One Post Street, Suite 3300
Santa Monica, CA  90404-4041                 San Francisco, CA  98104-9572
310 453-9400 FAX 310 453-1187                415 981-9400 FAX 415 391-2310

2121 N. California Blvd., Suite 900          4400 MacArthur Blvd., Suite 400
Walnut Creek, CA  94596-7306                 Newport Beach, CA  92660-2519
925 938-9400 FAX 925 930-0107                949 653-9400 FAX 949 851-4669

                              www.sjaccounting.com

                          Independent Auditors' Report



The Board of Directors and Stockholders
Neptune Society, Inc.:


We have audited the accompanying consolidated balance sheet of Neptune Society, Inc. and Subsidiaries (Successor Company) as of December 31, 1999, and the related consolidated statements of operations, shareholders' equity, and cash flows for the nine months ended December 31, 1999 (Successor Company Period), and the combined statements of operations, shareholders' equity, and cash flows of Neptune Society (Predecessor Company) for the three month period ended March 31, 1999 (Predecessor Company Period). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Neptune Society, Inc. and Subsidiaries as of December 31, 1999, and the results of their operations and their cash flows for the Successor Company Period, in conformity with accounting principles generally accepted in the United States of America. Further, in our opinion, the aforementioned Predecessor Company combined financial statements present fairly, in all material respects, the financial position of the Predecessor Company as of March 31, 1999, and the results of their operations and their cash flows for the Predecessor Company Period, in conformity with accounting principles generally accepted in the United States of America.

As discussed in note 1 to the consolidated financial statements, effective March 31, 1999, all of the outstanding capital stock of the Predecessor Company was acquired in a business combination accounted for as a purchase. As a result of this acquisition, the consolidated financial information for the period after the acquisition is presented on a different cost basis than that for the periods before the acquisition and, therefore, is not comparable.

/s/ KPMG LLP
Los Angeles, California
September  25, 2000

                                 Neptune Society, Inc.
                              Consolidated Balance Sheets
                              December 31, 1998 and 1999

                                                 Predecessor              Successor
                                                   Company                 Company
                                              -----------------        -----------------
                                              December 31, 1998        December 31, 1999
                                              -----------------        -----------------
                  Assets
 Current assets:
 Cash                                          $    612,370        |        6,825,533
 Accounts receivable                                217,265        |          178,310
 Prepaid expenses and other current assets            4,924        |           42,342
                                              -----------------    |    -----------------
                      Total current assets          834,559        |        7,046,185
                                                                   |
 Property and equipment, net                        218,450        |          544,194
 Names and reputations, net                               -        |       24,824,943
 Non compete agreements, net                              -        |        1,596,600
 Deferred financing costs                                 -        |          920,313
 Deferred tax asset                                       -        |          254,128
 Deferred charges and other assets                4,694,504        |          662,101
                                              -----------------    |    -----------------
                                               $  5,747,513        |       35,848,464
                                              =================    |    =================
   Liabilities and Shareholders' Equity                            |
                                                                   |
 Current liabilities:                                              |
 Current portion of long-term debt             $          -        |       10,629,778
 Accounts payable                                   181,007        |          498,007
 Accrued and other current liabilities              466,461        |          602,239
                                              -----------------    |    -----------------
                 Total current liabilities          647,468        |       11,730,024
                                                                   |
 Long-term debt                                           -        |        5,721,912
 Convertible debentures                                   -        |        4,329,591
 Deferred preneed revenues                        4,292,367        |        1,682,014
                                              -----------------    |    -----------------
                                                  4,939,835        |       23,463,541
                                              -----------------    |    -----------------
 Shareholders' equity:                                             |
 Common stock, $.002 par value,                                    |
      25,000,000 shares authorized,                                |
      6,597,727 shares issued and                                  |
     outstanding at December 31, 1999                              |           13,195
                                                                   |
 Predecessor equity                                 807,678        |                -
 Additional paid-in capital                               -        |       14,261,362
 Accumulated deficit                                      -        |       (1,889,634)
                                              -----------------    |    -----------------
                Total shareholders' equity          807,678        |       12,384,923
                                              -----------------    |    -----------------
                                               $  5,747,513        |       35,848,464
                                              =================    |    =================

 See accompanying notes to consolidated financial statements.



                                          Neptune Society, Inc.
                                  Consolidated Statements of Operations
                   Years ended December 31, 1997 and 1998, the three months ended March 31, 1999 and the nine months ended December 31, 1999

                                                    Predecessor Company                                   Successor Company
                                            --------------------------------------------------------     -------------------
                                                Year ended          Year  ended      Three months
                                               December 31,         December 31,    ended March 31,        Nine months ended
                                                   1997                 1998             2000              December 31, 1999
                                              --------------       --------------   --------------         -----------------
 Revenues:
 Services and merchandise                     $    8,047,910          6,895,833        2,654,324       |        4,595,014
 Management and finance fees                         918,000            969,300          307,196       |        1,093,156
                                              --------------       --------------   --------------     |    -----------------
                          Total revenues           8,965,910          7,865,133        2,961,520       |        5,688,170
                                                                                                       |
 Costs and expenses                                3,661,669          3,757,829        1,198,469       |        2,252,169
                                              --------------       --------------   --------------     |    -----------------
                            Gross profit           5,304,241          4,107,304        1,763,051       |        3,436,001
                                                                                                       |
 General and administrative expenses               2,907,002          2,847,073          748,385       |        3,031,854
 Compensation to principal shareholder             1,840,984          2,200,473          430,090       |                -
 Amortization expense                                      -                  -                -       |        1,024,446
 Professional fees                                   245,033            668,894          535,878       |          339,836
                                              --------------       --------------   --------------     |    -----------------
 Total general and administrative expenses         4,993,019          5,716,440        1,714,353       |        4,396,136
                                                                                                       |
 Income (loss) from operations                       311,222         (1,609,136)          48,698       |         (960,135)
                                                                                                       |
 Interest expense                                          -                  -                -       |        1,183,627
                                              --------------       --------------   --------------     |    -----------------
 Income (loss) before income taxes                   311,222         (1,609,136)          48,698       |       (2,143,762)
                                                                                                       |
 Income tax benefit                                        -                  -                -       |         (254,128)
                                              --------------       --------------   --------------     |    -----------------
                                                                                                       |
                        Net income (loss)     $      311,222         (1,609,136)          48,698       |       (1,889,634)
                                              ==============       ==============   ==============     |    =================
                                                                                                       |
 Earnings (loss) per share -                                                                           |
 Basic and Diluted                                                                                     |            (0.31)
                                                                                                       |
 Weighted average number of shares-                                                                    |
 Basic and Diluted                                                                                     |        6,122,569


 See accompanying notes to consolidated financial statements.

                                           Neptune Society, Inc.
                            Consolidated Statements of Shareholders' Equity
                    Years ended December 31, 1997 and 1998, the three months ended
                      March 31, 1999 and the nine months ended December 31, 1999



                                                    Common Stock                                                Total
                                           ----------------------------     Additional      Accumulated       shareholders'
                                               Shares         Amount     paid-in capital     deficit            equity
                                           -------------  -------------  ---------------   -------------     --------------
 Predecessor Company:
    Balance at December 31, 1997                                                                             $   2,577,814
    Net Loss                                                                                                    (1,609,136)
    Distribution to owners                                                                                        (161,000)
                                           -------------  -------------  ---------------   -------------     --------------
    Balance at December 31, 1998                                                                                   807,678
                                           -------------  -------------  ---------------   -------------     --------------

    Net Income                                                                                                      48,698
    Distribution to owners                                                                                         (64,000)
                                           -------------  -------------  ---------------   -------------     --------------
    Balance at March 31, 1999                                                                                $     792,376
                                           =============  =============  ===============   =============     ==============

 Successor Company:
 Balance at March 31, 1999                    1,500,000   $      3,000        198,000                 -            201,000
 Exercise of warrants                         4,000,000          8,000        792,000                 -            800,000
 Issuance of common stock for
 acquisition of Predecessor                     500,000          1,000      4,999,000                 -          5,000,000
                                           -------------  -------------  ---------------   -------------     --------------
 Balance after effects of
 acquisition of Predecessor                   6,000,000   $     12,000      5,989,000                 -          6,001,000

    Net loss                                          -              -              -        (1,889,634)        (1,889,634)
    Issuance of common stock, net
    of $473,690 of offering costs               575,000          1,150      6,425,160                 -          6,426,310
    Issuance of common stock
             for acquisitions                    22,727             45        249,953                 -            249,998
 Discount on convertible debentures                   -              -        562,000                 -            562,000
 Detachable warrants issued
 with convertible debentures                          -              -        670,409                 -            670,409
 Shares issued in connection with
 long-term debt                                       -              -        364,840                 -            364,840
                                           -------------  -------------  ---------------   -------------     --------------
 Balance at December 31, 1999                 6,597,727   $     13,195     14,261,362        (1,889,634)        12,384,923
                                           =============  =============  ===============   =============     ==============


 See accompanying notes to consolidated financial statements.


                                                   Neptune Society, Inc.
                                           Consolidated Statements of Cash Flows
                          Years ended December 31, 1997 and 1998, the three months ended March 31,
                                       1999 and the nine months ended December 31, 1999



                                                             Predecessor Company                               Sucessor Company
                                                      -----------------------------------------------------    -----------------
                                                      December 31, 1997  December 31, 1998   March 31, 1999    December 31, 1999
                                                      -----------------  -----------------   --------------    -----------------
 Cash flows from operating activities:
 Net income (loss)                                      $     311,222       (1,609,136)          48,698       |    (1,889,634)
 Adjustments to reconcile net income (loss)                                                                   |
   to net cash provided by (used in) operating                                                                |
   activities:                                                                                                |
   Depreciation and amortization                               86,779           50,786            9,611       |     1,069,898
   (Gain) loss on sale of property and equipment:               2,460           (3,736)               -       |             -
   Accretion of discount on notes payable                                                                     |       932,253
   Deferred tax benefit                                             -                -                -       |      (254,128)
   Change in operating assets and liabilities:                                                                |
     Accounts receivable                                     (550,406)       1,154,296          145,811       |      (178,310)
     Prepaid expenses and other current assets                   (175)          30,022            4,924       |       (32,642)
     Deferred charges and other assets                       (269,018)        (182,201)         (65,659)      |      (660,101)
     Accounts payable                                         (66,436)          (3,892)         306,892       |        10,108
     Accrued and other current liabilities                    202,349          160,198          (38,843)      |       232,652
     Deferred preneed revenues                                790,938          573,026          149,082       |     1,682,014
                                                      ----------------  ----------------   -------------        ----------------
 Net cash provided by operating activities                    507,713          169,363          560,516       |       912,110
                                                      ----------------  ----------------   -------------        ----------------
                                                                                                              |
 Cash flows from investing activities:                                                                        |
 Purchases of property and equipment                         (164,943)           1,740           (7,934)      |      (156,872)
 Acquisitions, net of cash acquired                                 -                -                -       |    (1,814,455)
                                                      ----------------  ----------------   -------------      |  ---------------
 Net cash provided by (used in) investing activities         (164,943)           1,740           (7,934)      |    (1,971,327)
                                                      ----------------  ----------------   -------------      |  ---------------
                                                                                                              |
 Cash flows from financing activities                                                                         |
 Payments on notes payable                                          -                -                -       |    (4,548,005)
 Proceeds from issuance of debt, net                                -                -                -       |     5,005,439
 Net proceeds of common stock issued                                -                -                -       |     6,426,310
 Proceeds from exercise of warrants                                 -                -                -       |       800,000
 Decrease in due from officer                                  17,567                -                -       |             -
 Distribution to owners                                      (420,567)        (160,500)         (64,000)      |             -
                                                      ----------------  ----------------   -------------      |  ----------------
 Net cash provided by (used in) financing activities         (403,000)        (160,500)         (64,000)      |    7,683,744
                                                      ----------------  ----------------   -------------      |  ----------------
                                                                                                              |
 Net increase (decrease) in cash                              (60,230)          10,603          488,582       |     6,624,527
                                                                                                              |
 Cash, beginning of period                                    661,997          601,767          612,370       |       201,006
                                                      ----------------  ----------------   -------------      |  ---------------
                                                                                                              |
 Cash, end of period                                   $      601,767          612,370        1,100,952       |     6,825,533
                                                      ================  ================   =============      |  ===============
                                                                                                              |
 Supplemental disclosure of cash flow information -                                                           |
 cash paid during the period for - Interest            $            -                -                -       |       186,921
                                                      ================  ================   =============      |  ===============
                                                                                                              |
 Supplemental disclosure of noncash investing                                                                 |
  and financing activities:                                                                                   |
 Detachable warrants issued with convertible                                                                  |
  debentures                                           $            -                -                -       |       670,409
 Discount on note payable                                           -                -                -       |       926,840
 Common stock issued for acquisitions                               -                -                -       |     5,249,998
 Notes issued for acquisition                          $            -                -                -       |    19,968,529
                                                      ================  ================   =============      |  ================

See accompanying notes to consolidated financial statements

                              Neptune Society, Inc.
                   Notes to Consolidated Financial Statements
                  For the Years Ended December 31, 1997, 1998,
                 The Three Months Ended March 31, 1999 and the
                      Nine Months Ended December 31, 1999



(1)  The Business and Basis of Presentation

     Neptune Society, Inc., a Florida Corporation, is the holding company for Neptune America, Inc., a California Corporation. Neptune Management
     Corporation and Heritage Alternatives, Inc. are wholly owned subsidiaries of Neptune America, Inc. and engage in marketing and administering pre-need and at-need cremation services in California, Florida, New York and Washington. Neptune Society, Inc. operates crematories in Los Angeles, California and Spokane, Washington.

     On March 31, 1999, Lari Corp. paid $1,000,000 cash, $310,000 in transaction costs, 500,000 shares of common stock valued at $5,000,000 and $21,000,000 of promissory notes valued at $19,968,529, (for total consideration of $26,278,529, see Note 6 for allocation of the purchase price), to acquire all of the outstanding shares and cause to be acquired the partnership interests of the following entities (collectively referred to as the Predecessor Company):

           Neptune Management Corp.
           Neptune Pre-Need Plan, Inc.
           Heritage Alternatives, Inc.
           Heritage Alternatives, L.P.
           Neptune Funeral Services, Inc.
           Neptune Funeral Services of Westchester, Inc.
           Neptune-Los Angeles, Ltd.
           Neptune-Santa Barbara, Ltd.
           Neptune-Ft. Lauderdale, Ltd.
           Neptune-St. Petersburg, Ltd.
           Neptune-Miami, Ltd.
           Neptune-Westchester, Ltd.
           Neptune-Nassau, Ltd.

     The business combination was accounted for using the purchase method of accounting, and the excess of the purchase price over the fair value of identifiable net assets acquired, $25,281,237, was recorded as names and reputations. In addition, the Company entered into a three-year $1,000,000 consulting agreement with the former controlling owner of the Predecessor. The financial statements of Lari Corp. prior to April 1, 1999 have not been included as they are not material to the Predecessor Company financial statements. In January 1999, Lari Corp. issued 1,000,000 shares of common stock and 4,000,000 warrants to purchase common stock for $200,000. On May 3, 1999, Lari Corp. changed its name to Neptune Society, Inc. (the Successor Company). Collectively, the Predecessor Company and Successor Company are herein referred to as the Company.

     Since purchase accounting was reflected on the opening balance sheet of the Successor Company on April 1, 1999, the financial statements of the Successor Company are not comparable to the financial statements of the Predecessor Company. Accordingly, a vertical black line is shown to separate Successor Company financial statements from those of the Predecessor Company for periods ended prior to March 31, 1999.

                              Neptune Society, Inc.
                   Notes to Consolidated Financial Statements
                  For the Years Ended December 31, 1997, 1998,
                 The Three Months Ended March 31, 1999 and the
                      Nine Months Ended December 31, 1999



(2)  Summary of Significant Accounting Policies

     (a)  Principles of Consolidation

          The consolidated financial statements as of and for the nine months ended December 31, 1999 present the consolidated accounts of Neptune Society, Inc. and subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

          The combined financial statements as of December 31, 1998 and for the years ended December 31, 1997 and 1998 and the three months ended March 31, 1999 present the combined financial position and results of operations of the acquired Predecessor Companies.

          All significant intercompany balances and transactions have been eliminated in consolidation or combination.

     (b)  Pre-Need Cremation Arrangements

          The Company sells pre-need cremation services under contracts that provide for delivery of the services at the time of need. Revenues related to pre-need cremation services are recorded as revenue in the period the service is performed. Pre-need cremation merchandise revenue is recognized upon delivery, which in some states is prior to the performance of cremation services. Delivery is considered to have occurred when a customer accepts the merchandise; however, at the request of a customer, the Company will store the merchandise until the time of need. Commissions relating to pre-need cremation services and merchandise are accounted for in the same manner as the revenue to which they relate. Where revenue is deferred, the related commissions are deferred until the pre-need contracts are fulfilled. Indirect costs of marketing pre-need cremation services are expensed in the period in which incurred.

          Pre-need cremation services and merchandise are funded either through trust funds or escrow accounts. Principal amounts deposited in the trust funds or escrow accounts are available to the Company as cremation services and merchandise are delivered. Trust fund and escrow deposits are refundable to the customer in those situations where state law provides for the return of those amounts under the customer's option to cancel the contract. As such, amounts deposited in the trust funds or escrow accounts for pre-need contracts sold but not yet fulfilled are not reflected in the accompanying consolidated financial statements.

          Trust income earned is paid to the Company in order to offset inflation in costs to provide the service or delivery of merchandise in the future and is recognized as management and finance fee income at the time the Company is entitled to withdraw such funds. The pre-need funeral trust assets were $32,055,000 and $33,314,000 at December 31, 1998 and December 31, 1999, respectively, which in the opinion of management, exceeds the future obligations under such arrangements.

          The Company is entitled to withdraw earnings on trust assets as cremation services and merchandise are delivered or contracts are
           cancelled,   except  in  jurisdictions  that  permit

                              Neptune Society, Inc.
                   Notes to Consolidated Financial Statements
                  For the Years Ended December 31, 1997, 1998,
                 The Three Months Ended March 31, 1999 and the
                      Nine Months Ended December 31, 1999



          earnings to be withdrawn currently. Under pre-need cremation services and merchandise arrangements funded through insurance purchased by customers from third party insurance companies, the Company earns a commission on the sale of the policies. Commission income, net of related expenses, are recognized at the point at which the commission is no longer subject to refund. Policy proceeds are available to the Company as cremation services and merchandise are delivered.

     (c)  Cash and Cash Equivalents

          The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

     (d)  Property and Equipment

          Property and equipment are stated at cost. The costs of ordinary maintenance and repairs are charged to operations as incurred, while renewals and betterments are capitalized. Depreciation of property and equipment is computed based on the straight-line method over the following estimated useful lives of the assets:

           Leasehold improvements           Useful life or remaining lease term,
                                                whichever is shorter
           Furniture and fixtures           5 to 7 years
           Equipment                        5 years
           Nautical equipment               5 years
           Automobiles                      5 years


     (e)  Names and Reputations

          Names and Reputations consist principally of the excess of the purchase price over the fair value of identifiable net assets acquired in transactions accounted for as purchases. Such amounts are amortized over 20 years using the straight-line method. Many of the acquired cremation service entities have provided high quality service to customers for generations. The resulting loyalty often represents a substantial portion of the value of a cremation business. The Company continually monitors the recoverability of this intangible asset based on the projections of future undiscounted cash flows of the acquired businesses. If impairment is indicated, then an adjustment will be made to reduce the carrying amount of the intangible asset to its fair value. At December 31, 1999, no impairment was deemed to have occurred.

     (f)  Advertising

          Costs of advertising are expensed as incurred. Advertising expense was approximately $278,000, $204,000, $59,000 and $185,000 for the years ended December 31, 1997 and 1998, the three months ended March 31, 1999 and the nine months ended December 31, 1999.

     (g)  Income Taxes

          Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on

                              Neptune Society, Inc.
                   Notes to Consolidated Financial Statements
                  For the Years Ended December 31, 1997, 1998,
                 The Three Months Ended March 31, 1999 and the
                      Nine Months Ended December 31, 1999



          deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recorded to reduce deferred tax assets to their estimated net realizable value.

     (h)  Stock Option Plan

          The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," and continues to apply Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its stock-based compensation plans.

     (i)  Deferred Obtaining Costs

          Deferred obtaining costs consist of sales commissions applicable to pre-need cremation service and merchandise sales. These costs are deferred and amortized over the expected timing of the performance of the services covered by pre-need arrangements.

     (j)  Deferred Financing Costs

          Under certain debt agreements, the Company is obligated to pay a portion of the lender's expenses and loan origination costs. These costs are deferred and amortized as interest expense over the life of the associated debt.

     (k)  Computation of Earnings (Loss) Per Common Share

          For the nine months ended December 31, 1999, basic and diluted loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Options to purchase 426,750 shares of common stock at $11.75 per share and
          337,500 warrants to purchase common stock at prices ranging from $10.42 to $12.50 per share were not included in the computation of diluted loss per share because the effect would be antidilutive. Per share information for prior periods is not presented because such information would not be meaningful in light of the business combination described in note 1.

     (l)  Fair Value of Financial Instruments

          The carrying amounts of cash and cash equivalents and current receivables and payables approximate fair value due to the short-term nature of these instruments. The fair value of the Company's long-term fixed rate debt is estimated using future cash flows discounted at rates for similar types of borrowing arrangements and approximates its carrying value.

     (m)  Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (n)  Comprehensive Income (loss)

          Except  for  net  income   (loss)  the  Company   does  not  have  any
          transactions   or  other   economic   events  that  enter  into  other
          comprehensive income (loss) during the periods presented.

                              Neptune Society, Inc.
                   Notes to Consolidated Financial Statements
                  For the Years Ended December 31, 1997, 1998,
                 The Three Months Ended March 31, 1999 and the
                      Nine Months Ended December 31, 1999



(3)  Property and Equipment

     Property and equipment is summarized as follows:

                                                                     Predecessor              Successor
                                                                       Company                 Company
                                                                 --------------------   --------------------

                                                                    December 31,               December 31,
                                                                        1998                       1999
                                                                 --------------------     ------------------
      Furniture and fixtures                                     $      83,329        |          100,682
      Nautical equipment                                                57,075        |          110,000
      Automobiles                                                      120,173        |           61,377
      Equipment                                                        309,084        |          186,018
      Leasehold improvements                                           154,862        |          131,569
                                                                 -----------------    |   -----------------
                    Total property and equipment                       724,523        |          589,646
                                                                                      |
      Less accumulated depreciation and amortization                   506,073        |           45,452
                                                                 -----------------    |   -----------------
                    Property and equipment, net                  $     218,450        |          544,194
                                                                 ==================== |   =================



(4)  Long Term Debt

     Long-term debt is as follows:

                                                                                            Successor
                                                                                             Company
                                                                                      ----------------------
                                                                                           December 31,
                                                                                               1999
                                                                                      ----------------------
          13% Convertible debentures, non-amortizing, interest accruing at 13%
          per year payable  monthly at 6.5% per year, due February 24, 2005.
          Secured by a first trust deed on all  assets  of  the  Company.
          The  balance  is net of  unaccreted discount of $670,409, arising
          from detachable warrants.                                                       $  4,329,591


          Note  payable,  non-amortizing,  interest  accruing  at 9% per year on
          $5,635,905  payable in monthly  installments of $37,006.  Non-interest bearing on $9,238,313. Balance due in three payments of $4,874,216,
          $5,275,562,  and $4,724,440, on January 3, 2000 and July 31, 2000
          and 2001, respectively.  In July 2000, this note was amended to extend the due date of $4,724,440 to July 31, 2001.  As a result, such amount
          is reflected as noncurrent on the December 31, 1999 balance sheet.                14,874,218

          Note payable, non-interest bearing, payable in monthly installments of
          $40,000 per month, and one payment of $596,742 on March 31, 2001, with the $15,555 of monthly deferred principal earning 9% simple interest
          until paid in full.   The note has imputed interest of 9% and is net of
          unaccreted discount of $350,306.                                                   1,227,472

          Note payable to a private investor, non-interest bearing,
          non-amortizing, due on demand in March 2000.  This Note was amended to extend the due date to September 30, 2001.  As a result, such amount
          is reflected as noncurrent on the December 31, 1999 balance sheet.                   250,000
                                                                                        --------------------
                                                                                              20,681,281
          Less current installments                                                           10,629,778
                                                                                        --------------------
                                                                                            $ 10,051,503
                                                                                        ====================

                              Neptune Society, Inc.
                   Notes to Consolidated Financial Statements
                  For the Years Ended December 31, 1997, 1998,
                 The Three Months Ended March 31, 1999 and the
                      Nine Months Ended December 31, 1999



     On December 30, 1999, the Company issued $5,000,000 of 13% convertible debentures due February 24, 2004. The debentures were issued with detachable warrants to acquire 100,000 common shares at $10.42 per share and 100,000 common shares at $12.50 per share. The fair value of the warrants, $670,409, was recorded as a credit to additional paid-in-capital and a discount to the carrying value of the debentures. The discount related to the warrants is being accreted to the redemption price of the debentures and results in an effective interest rate of 15.8%. In addition, the debentures are convertible to common stock at an initial conversion ratio of 10:1 (adjustable based on certain anti-dilution rights), or a total of 500,000 common shares. The intrinsic value of the conversion feature, $562,000, has been credited to additional paid-in-capital and recorded as a deferred financing cost in the consolidated balance sheet. Such amount is being recognized as interest expense over the period up to the initial conversion date, September 30, 2000. Under the terms of the debenture purchase agreement, the Company has granted demand and piggy-back registration rights, at the Company's expense, for the resale of any shares received upon conversion or exercise of the debentures or warrants. The Company is also obligated to adjust the number of shares issuable under the convertible debentures and warrants if it issues additional shares under the following scenarios: (i) the Company issues shares for less than $10.00 in cash, in which case the debenture shall be convertible at the lower price or (ii) the Company issues shares without consideration in a transaction that results in the issuance of shares for consideration of less than $10.00 per share, in which case the debenture shall be convertible at a price adjusted to give effect to the lower value of the share issuance.

     The aggregate maturities of long-term borrowings at December 31, 1999 are as follows:

              2000                            $   10,629,778
              2001                                 5,204,440
              2002                                   517,472
              2003                                        --
              2004 and thereafter                  4,329,591
                                            -------------------
                                              $   20,681,281
                                            ===================

(5)  Shareholders' Equity

     (a)  Common Stock

          Effective as of May 19, 2000, the Company's Board of Directors authorized and effected a 1 for 2 reverse split of its common stock. Per share amounts in the accompanying consolidated financial statements give retroactive effect to the reverse stock split.

          In January 1999, Neptune Society, Inc., the Successor, issued 1,000,000 shares of common stock at $0.20 per share in a private placement. In addition, four share purchase warrants were issued with each share. In April 1999, the Company received gross proceeds of $800,000 from the exercise of the share purchase warrants. In July 1999, the Company entered into a private placement Agency Agreement for the sale of 583,334 shares of the Company's common stock at $12.00 per share. During 1999, 575,000 shares were sold under such agreement for gross proceeds of $6,900,000. The remaining 8,334 shares were sold for gross proceeds of $100,000 in January 2000. The Company paid an agency fee of $420,000 in connection with such private placement.

     (b)  Stock Option Plan

          In 1999, the Board of Directors of the Company adopted the 1999 Stock Incentive Plan (Stock Option Plan) for the grant of qualified incentive stock options (ISO), stock options non qualified and deferred stock and restricted stock. The exercise price for any option granted may not be less than fair value (110% of fair value for ISOs granted to certain employees). Under the Stock Option Plan, 900,000 shares are reserved for issuance. On December 31, 1999, 426,750 options to acquire common stock were granted at an exercise price of $11.75 per share, which was equal to the market value on such date. The options vest one year from the date of grant and expire three years from the date of grant. No options were canceled during 1999. At December 31, 1999, 473,250 options were available for grant.

                              Neptune Society, Inc.
                   Notes to Consolidated Financial Statements
                  For the Years Ended December 31, 1997, 1998,
                 The Three Months Ended March 31, 1999 and the
                      Nine Months Ended December 31, 1999



     (c)  Stock Compensation

          The Company accounts for stock compensation under SFAS No. 123, Accounting for Stock-Based Compensation, and, as permitted by SFAS No. 123, has elected to measure compensation cost under Accounting
          Principles Board Opinion No. 25 and comply with the pro forma disclosure requirements of SFAS No. 123. Had compensation cost been determined using the fair value method of SFAS No. 123 at the grant date for awards during 1999, the Company's pro forma net loss and loss per share would not have been different from the reported amounts as the stock awards outstanding at December 31, 1999 were granted on December 31, 1999 and were not vested.

          The fair value of each option is estimated on the date of grant using the Black Scholes option pricing model. The following weighted-average assumptions were used in the Black Scholes option pricing model:


                                                                    1999
                                                                 ------------
             Dividend yield                                          --
             Expected volatility                                    20%
             Risk-free interest rate                                 6.29%
             Expected life of option                                 3 years
                                                                 ============


          The weighted-average fair value of options granted on December 31, 1999 was $1.30.


(6)  Acquisitions

     As described in Note 1, during 1999, the Company acquired all of the outstanding shares and caused to be acquired the limited partnership interests of the Predecessor Company. This transaction has been accounted for utilizing the purchase method of accounting and the results of operations of the acquired businesses have been included in the Company's results of operations from the respective dates of acquisition.

     The amounts and components of the purchase price and the allocation of the purchase price to assets and liabilities acquired are as follows:


       Cash (including $310,000 of transaction costs)        $      1,310,000
       Common Stock                                                 5,000,000
       Fair value of $21,000,000 of notes issued                   19,968,529
                                                               ================
                                                             $     26,278,529
                                                               ================

       Property and equipment                                $        326,774
       Names and reputations                                       25,281,237
       Non-compete agreement                                        1,528,000
       Current liabilities                                           (857,482)
                                                              -----------------
                                                             $     26,278,529
                                                              =================

                              Neptune Society, Inc.
                   Notes to Consolidated Financial Statements
                  For the Years Ended December 31, 1997, 1998,
                 The Three Months Ended March 31, 1999 and the
                      Nine Months Ended December 31, 1999



     The unaudited pro forma results of operations as if the acquisition of the Precedessor Company had occurred at the beginning of 1998 and at the beginning of 1999 for the three months ended March 31, 1999 is a pro forma net loss of $4,575,000 and $692,000, respectively. The effect of the acquisition increased depreciation, amortization and interest expense by $2,966,000 in 1998 and $741,000 for the three moths ended March 31, 1999. There was no effect on revenue for such periods.

     The unaudited pro forma results of operations does not necessarily reflect the results of operations that would have occurred had the combined companies constituted a single entity during such periods, and is not necessarily indicative of results which may be obtained in the future.

     On December 31, 1999, the Company acquired a crematory in Spokane, Washington for $500,000 cash and 22,727 shares of common stock for a total purchase price of $749,998 under an asset purchase agreement and a non-compete agreement. The business combination was accounted for using the purchase method of accounting and the excess of the purchase price over the fair value of identifiable net assets acquired, $491,752, has been recorded as names and reputations. The purchase agreement also contains provisions for additional consideration to be paid based on future earnings of the acquired entity. In addition, the Company is obligated to pay additional consideration, not to exceed $125,000, based on the future market price of the Company's common stock. Pro forma results of operations for 1998 and 1999 reflecting the Spokane, Washington acquisition and are not significantly different from the reported operating results.

     The purchase price of the above acquisitions was allocated to the net assets acquired based on management's estimate of the fair value of the acquired assets and liabilities at the dates of acquisition. The acquired cremation services operations have provided high quality service to families for generations. The resulting loyalty often represents a substantial portion of the value of a cremation business. As a result, the excess of the consideration paid over the fair value of net tangible and other identifiable intangible assets has been allocated to Names and Reputations.

(7)  Commitments and Contingencies

     (a)  Leases

          The Company leases facilities under operating lease agreements expiring through November 2010. The Company also leases certain equipment and automobiles under operating lease agreements expiring at various dates through 2012. Rent expense for the years ended December 31, 1997, 1998 and for the three months ended March 31, 1999 and the nine months ended December 31, 1999 approximated $212,000, $204,000, $61,878 and $318,000, respectively.

          Future minimum lease payments under noncancellable operating leases at December 31, 1999 are as follows:


             Year ending December 31:
                 2000                                       $        377,000
                 2001                                                406,000
                 2002                                                388,000
                 2003                                                224,000
                 2004                                                219,000
                 Thereafter                                          413,000
                                                            -------------------
                                                            $      2,027,000
                                                            ===================

                              Neptune Society, Inc.
                   Notes to Consolidated Financial Statements
                  For the Years Ended December 31, 1997, 1998,
                 The Three Months Ended March 31, 1999 and the
                      Nine Months Ended December 31, 1999



     (b)  Litigation

          During March 1998, the Department of Consumer Affairs, Funeral and Cemetery Division (the "Department") commenced an administrative proceeding alleging various statutory and regulatory violations arising from an incident occurring at the Heritage Crematory. This proceeding was settled by the Predecessor Company agreeing to sell its business by a date certain or surrender its funeral director's license. A sale of the Predecessor Company to Lari Corp, Inc. (see
          Note 1) was concluded in March 1999. The Department granted the Company's funeral director license on July 22, 2000, under the same probationary terms and conditions of the Predecessor Company.

          The Company is a defendant in litigation over the use of the service mark "Neptune Society" in certain geographic areas of southern California. The Company is currently prohibited from using such service mark in the disputed geographic areas and the plaintiff is seeking monetary damages in an unspecified amount. The Company believes the lawsuit is without merit and intends to defend the case vigorously. No provision has been made in the financial statements for the ultimate outcome of this uncertainty. Additionally, the Company is from time to time subject to routine litigation arising in the normal course of business. Management, with the advice of legal counsel, believes that the results of any such routine litigation or other pending legal proceedings will not have a material effect on the Company.

(8)  Income Taxes

     The Predecessor Company filed separate federal and state income tax returns for each of the combining entities. Since no taxes were due from the C corporations and any income taxes from the limited partnerships and the S corporation (other than state taxes on certain S corporation earnings) were the obligations of the partners or shareholders, no income taxes have been provided in the consolidated financial statements for periods through March 31, 1999.

     Income tax benefit for the nine months ended December 31, 1999 is summarized below.

             Current expense:
               Federal                                  $           --
               State                                               800
                                                        ---------------
                       Total current                               800
                                                        ---------------
             Deferred benefit:
               Federal                                       (217,629)
               State                                          (37,299)
                                                        ---------------
                       Total deferred                        (254,928)
                                                        ---------------
                       Income tax benefit                    (254,128)
                                                        ===============


     Income tax benefit differs from the expected statutory amount for the nine months ended December 31, 1999 as follows:

                              Neptune Society, Inc.
                   Notes to Consolidated Financial Statements
                  For the Years Ended December 31, 1997, 1998,
                 The Three Months Ended March 31, 1999 and the
                      Nine Months Ended December 31, 1999



           Expected income tax expense(benefit)                  $   (728,879)
           State income tax, net of federal benefit                  (125,076)
           Nondeductible goodwill                                      377,682
           Change in valuation allowance                               200,773
           Other                                                        21,372
                                                                 --------------
                         Total provision for income taxes
                                                                 $   (254,128)
                                                                 ==============

     The tax effects of temporary differences that give rise to significant portions of deferred tax assets and deferred tax liabilities at December 31, 1999 is presented below:

          Deferred tax assets:
                  Deferred revenue - California merchandise    $    271,675
                  State taxes                                          272
                  Net operating loss                               200,773
                  Other                                             21,062
                                                               ------------
                           Total gross deferred tax assets         493,782
                           Valuation allowance                    (200,773)
                                                               ------------
                           Net deferred tax assets                 293,009
          Deferred tax liability:
                  Deferred commissions                             (38,881)
                                                               ============
                           Net deferred taxes                      254,128
                                                               ============


     The Company's net operating loss carryforwards are fully offset by a valuation allowance. The management will continue to assess the valuation allowance and to the extent it is determined that such allowance is no longer required, the tax benefit of the remaining net deferred tax assets will be recognized in the future.

(9)  Subsequent Events

     On March 31, 2000, The Neptune Society, Inc. borrowed an additional $750,000 from Private Investment Company, Ltd., bringing the total of the promissory note to $1,000,000. The note is an interest-free, non-amortizing, promissory note to be repaid no later than September 30, 2001. Financing costs of 12,000 common shares valued at $12.50 per share were paid in connection with this loan.

     In March 2000, the Company acquired all of the outstanding stock of the Cremation Society of Iowa, Inc. (CSI) in exchange for 80,516 shares of the Company's common stock with an aggregate value of $1,000,000 and $110,000 in cash. In August, 2000, the Company renegotiated the purchase price for CSI to 48,309 shares of the Company's common stock and $110,000 in cash. The renegotiated purchase price also includes earnout provisions based on gross revenues and EBITDA, and a price guarantee on the shares issued in the purchase such that the fair value of the total consideration will not be less than $600,000 on December 1, 2000. The Company entered into employment and non-compete agreements with David Noftsger and John Bethel, the former owners, and issued a total of 20,000 options in consideration therefor. This acquisition will be accounted for as a purchase.

     In July 2000 the Company purchased all of the outstanding stock of Wilhelm Mortuary, Inc., certain assets of Heritage Memorial Society, LLC. and Community Memorial Centers, LLC in exchange for 313,308 shares of the Company's common stock , cash of $500,000 and a debenture

                              Neptune Society, Inc.
                   Notes to Consolidated Financial Statements
                  For the Years Ended December 31, 1997, 1998,
                 The Three Months Ended March 31, 1999 and the
                      Nine Months Ended December 31, 1999



     of $1,000,000 maturing on July 17, 2003. The debenture bears interest at 8% per year and is convertible into the Company's common stock at any time after July 2001, based upon a conversion price of $12.00 per share. The Company also guaranteed that if the value of the shares issued, based on the average trading price of the common stock of The Neptune Society, Inc. for the 60 day period preceding the first trading day following July 5, 2001, was less than $3,885,007, the Company must pay additional consideration of the difference between $3,885,007 and the value of the shares in cash or common stock, at the option of the Company. The acquisition will be accounted for as a purchase. In connection with such acquisition, the Company issued 85,000 options exercisable at $13.25 per share to certain former employees of the acquired entities.

     Also in July 2000, the Company entered into a private placement Agency Agreement for the sale of 500,000 shares of the Company's common stock at $14.00 per share. On August 9, 2000, the private placement was closed for gross proceeds of $7,000,000. The Company incurred an agency fee of $75,000 and a finder's fee of 150,000 of the Company's common shares in connection with such private placement.

     On July 31, 2000, the balance due under the $19,000,000 note to the Weintraub Trust was $5,065,836. The Company paid $341,396 on the principal balance. In exchange for releasing the Weintraub Trust from liability for loss of revenue or loss of projected revenue as a result of the pending Leneda legal proceeding (See "Item 8 Legal Proceedings"), the due date on the remaining $4,724,440 was extended for twelve months. The Company agreed to guarantee the Weintraub Trust a selling price of $14.00 per share for 3,375 common shares per month for shares currently owned by the Weintraub Trust by agreeing to repurchase treasury stock from the shareholder, up to $45,000 per month, during each of the months in the twelve month period ending July 31, 2001, if the shareholder exhausts all good faith efforts to liquidate the stock through conventional means. In addition, the Company agreed to repay the balance of $1,297,778 owed under the terms of the $2,000,000 note.

                                  Neptune Society, Inc.
                            Condensed Consolidated Balance Sheet
                            December 31, 1999 and June 30, 2000
                                       (Unaudited)

                                                   Predecessor            Successor
                                                     Company               Company
                                              ------------------      ---------------
                                               December 31, 1999       June 30, 2000
                                              ------------------      ---------------
                  Assets
Current Assets:                                                    |
Cash                                            $   6,825,533      |      2,407,841
Accounts receivable                                   178,310      |        250,754
Prepaid expenses and other current assets              42,342      |        409,396
                                              ------------------   |  ---------------
                      Total current assets          7,046,185      |      3,067,991
                                                                   |
Property and equipment, net                           544,194      |        845,124
Non compete agreements,  net                       24,824,943      |      1,521,500
Names & recognition,  net                           1,596,600      |     25,186,357
Deferred financing costs                              920,313      |        689,130
Deferred tax assets                                   254,128      |        788,880
Deferred charges and other assets                     662,101      |      1,215,436
                                              ------------------   |  ---------------
                                                                   |
                                                $  35,848,464      |     33,314,418
                                              ==================   |  ===============
                                                                   |
                                                                   |
   Liabilities and Shareholders' Equity                            |
                                                                   |
Current liabilities:                                               |
Current portion of long term debt               $  10,629,778      |   $  5,755,601
Accounts payable                                      498,007      |        878,148
Accrued and other current liabilities                 602,239      |      1,270,757
                                              ------------------   |  ---------------
                 Total current liabilities         11,730,024      |      7,904,506
                                                                   |
Long term debt                                      5,721,912      |      6,297,851
Convertible debentures                              4,329,591      |      4,395,918
Deferred preneed revenue                            1,682,014      |      3,456,618
                                              ------------------   |  ---------------
                                                   23,463,541      |     22,054,893
                                              ------------------   |  ---------------
                                                                   |
Shareholders' equity:                                              |
Common stock                                           13,195      |         13,437
Additional paid-in capital                         14,261,362      |     15,768,417
Accumulated deficit                                (1,889,634)     |     (4,522,329)
                                              ------------------   |  ---------------
                Total shareholders' equity         12,384,923      |     11,259,525
                                              ------------------   |  ---------------
                                                $  35,848,464      |   $ 33,314,418
                                              ==================   |  ===============

See accompanying notes to consolidated financial statements


                                      Neptune Society Inc.
                         Condensed Consolidated Statements of Operations
                   For the three months ended March 31, 1999 and June 30, 1999 and the six months ended June 30, 2000
                                           (Unaudited)


                                                 Predecessor Company             Successor Company
                                                 -------------------     ------------------------------
                                                                          Three months      Six months
                                                 Three months ended       ended June 30,   ended June 30,
                                                   March 31, 1999             1999             2000
                                                 -------------------     -------------------------------
Revenues                                                             |
Services and merchandise                             $ 2,654,324     |      1,451,733         2,709,512
Management and finance fees                              307,196     |        326,501           738,547
                                                    -------------    |    -------------      -----------
                                Total revenues         2,961,520     |      1,778,234         3,448,059
                                                                     |
Cost and expenses                                      1,198,469     |        816,000         1,906,086
                                                    -------------    |    -------------      -----------
                                  Gross profit         1,763,051     |        962,234         1,541,973
                                                                     |
General and administrative expenses                      748,385     |        556,685         2,109,844
Compensation to principal shareholder                    430,090     |
Amortization expense                                           -     |        341,482           732,155
Professional fees                                        535,878     |        169,342           462,605
                                                    -------------    |    -------------      -----------
Total general and administrative expenses              1,714,353     |      1,067,509         3,304,604
                                                                     |
Income (loss) from operations                             48,698     |       (105,275)       (1,762,631)
                                                                     |
Interest expense                                               -     |        505,854         1,404,816
                                                    -------------    |    -------------      -----------
                                                                     |
Income (loss) before provision for taxes                  48,698     |       (611,029)       (3,167,447)
                                                                     |
Income tax benefit                                             -     |         85,131           534,752
                                                    -------------    |    -------------      -----------
                              Net income (loss)        $  48,698     |       (525,998)       (2,632,695)
                                                    =============    |    =============      ===========
Earnings (loss) per share -                                          |
Basic and Diluted                                                    |          (0.09)            (0.39)
                                                                     |
Weighted average number of shares -                                  |
Basic and Diluted                                                    |      5,736,264         6,669,211



See accompanying notes to consolidated financial statements


                                              Neptune Society Inc.
                                 Condensed Consolidated Statements Of Cash Flows
                           For the three months ended March 31, 1999 and June 30, 1999 and the six months ended June 30, 2000
                                                   (Unaudited)


                                                              Predecessor Company       Successor Company
                                                             ------------------------------------------------
                                                                                     Three months     Six months
                                                              Three months ended    ended June 30,  ended June 30,
                                                                March 31, 1999          1999            2000
                                                              ------------------    -------------------------
Cash flows from operating activities:                                           |
   Net loss                                                    $      48,698    |      (525,968)     (2,632,695)
  Adjustments to reconcile net loss ot net cash                                 |
   used in operating activities                                                 |
      Depreciation and amortization                                    9,611    |       361,789         807,035
      Amortization of deferred financing costs and debt                         |
        discount                                                           -    |       463,988         763,638
      Deferred tax benefit                                                 -    |       (85,131)       (534,752)
      Noncash interest expense                                             -    |             -         161,865
      Stock compensation expense                                           -    |             -          17,289
      Changes in operating assets and liabilities:                              |
         Accounts receivable                                         145,811    |      (156,371)        (70,099)
         Prepaid expenses and other current assets                     4,924    |        (4,497)       (358,246)
         Deferred charges and other assets                           (65,659)   |      (228,378)       (553,335)
         Accounts payable                                            306,892    |        91,501         380,141
         Accrued and other current liabilities                       (38,843)   |       252,395         468,894
         Deferred preneed revenue                                    149,082    |       483,033       1,774,604
                                                               ---------------  |   --------------   ------------
            Net cash provided by operating activities                560,516    |       652,331         224,339
                                                               ---------------  |   --------------   ------------
                                                                                |
Cash flows from investing activities:                                           |
   Purchases of property and equipment                                (7,934)   |       (79,380)       (221,117)
   Acquisitions, net of cash acquired                                      -    |    (1,310,000)       (146,746)
                                                               ---------------  |   --------------   ------------
            Net cashed used in investing activities                   (7,934)   |    (1,389,380)       (367,863)
                                                                                |
Cash flows from financing activities:                                           |
Proceeds from issuance of common stock, net                                -    |             -         100,008
    Proceeds from issuance of long term-debt                               -    |       100,000         750,000
    Repayments on long-term debt                                           -    |      (166,666)     (5,114,176)
    Proceeds from exercise of warrants                                     -    |       800,000               -
    Payment of debt issuance costs                                         -    |             -         (10,000)
Distribution to owners                                               (64,000)   |             -               -
                                                               ---------------  |   --------------   ------------
            Net cash provided by (used in) financing activities      (64,000)   |       733,334      (4,274,168)
                                                                                |
Net increase (decrease) in cash                                      488,582    |        (3,715)     (4,417,692)
                                                                                |
Cash, beginning of period                                            612,370    |       201,006       6,825,533
                                                               ---------------  |   --------------   ------------
Cash, end of period                                            $   1,100,952    |       197,291       2,407,841
                                                               ===============  |   ==============   ============
                                                                                |
Supplemental disclosure of cash flow information                                |
Cash paid during the period for interest                       $           -    |    $        -      $  383,201
                                                               ===============  |   ==============   ============
                                                                                |
Supplemental disclousre of noncash investing and                                |
  financing activities:                                                         |
Common stock issued for acquisitions                           $           -    |    5,000,000        1,000,000
Common stock issued for loan origination costs                             -    |                       390,000
Discounts on non-interest bearing debt                                     -    |    1,031,471                -
Notes issued for acquisition                                               -    |   19,968,529                -
Increase in note payable due to accrued interest expense       $           -    |         $ -        $  161,865
                                                               ===============  |   ==============   ============

See accompanying notes to consolidated financial statements

                            THE NEPTUNE SOCIETY, INC.

               NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

            FOR THE THREE MONTHS ENDED MARCH 31, 1999, JUNE, 30, 1999

                     AND THE SIX MONTHS ENDED JUNE 30, 2000



(1)  The Business

     Neptune Society, Inc., a Florida Corporation, is the holding company for Neptune America, Inc., a California Corporation. Neptune Management
     Corporation and Heritage Alternatives, Inc. are wholly owned subsidiaries of Neptune America, Inc. and engage in marketing and administering pre-need and at-need cremation services in California, Florida, New York and Washington. Neptune Society, Inc. operates crematories in Los Angeles, California and Spokane, Washington.

     On March 31, 1999, Lari Corp., in exchange for $1,000,000 cash, 500,000 shares of common stock valued at $5,000,000 and $21,000,000 of promissory notes valued at $19,968,529, acquired all of the outstanding shares and caused to be acquired the partnership interests of the following entities (collectively referred to as the Predecessor Company):

           Neptune Management Corp.
           Neptune Pre-Need Plan, Inc.
           Heritage Alternatives, Inc.
           Heritage Alternatives, L.P.
           Neptune Funeral Services, Inc.
           Neptune Funeral Services of Westchester, Inc.
           Neptune-Los Angeles, Ltd.
           Neptune-Santa Barbara, Ltd.
           Neptune-Ft. Lauderdale, Ltd.
           Neptune-St. Petersburg, Ltd.
           Neptune-Miami, Ltd.
           Neptune-Westchester, Ltd.
           Neptune-Nassau, Ltd.

     The business combination was accounted for using the purchase method of accounting, and the excess of the purchase price over the fair value of identifiable net assets acquired, $25,281,237, was recorded as names and reputations. The financial statements of Lari Corp. prior to April 1, 1999 have not been included as they are not material to the Predecessor Company financial statements. In January 1999, Lari Corp. issued 1,000,000 shares of common stock and 4,000,000 warrants to purchase common stock for $200,000. On May 3, 1999, Lari Corp. changed its name to Neptune Society, Inc. (the Successor Company). Collectively, the Predecessor Company and Successor Company are herein referred to as the Company.

     Since purchase accounting was reflected on the opening balance sheet of the Successor Company on April 1, 1999, the financial statements of the Successor Company are not comparable to the financial statements of the Predecessor Company. Accordingly, a vertical black line is shown to separate Successor Company financial statements from those of the Predecessor Company for periods ended prior to March 31, 1999.

     On December 31, 1999, the Company acquired a crematory in Spokane, Washington for $500,000 cash and 22,727 shares of common stock for a total purchase price of $749,998 under an asset purchase agreement and a non-compete agreement. The business combination was accounted for using the purchase method of accounting and the excess of the purchase price over the fair market value of identifiable net assets acquired, $491,752, has been recorded as names and reputations.

(2)  Interim Financial Statements (Unaudited)

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 2000 are not necessarily indicative of the results that may be expected for the year ending December 31, 2000.

(3)  Computation of Earnings (Loss) Per Common Share

     For the six months ended June 30, 2000, and the three months ended June 30, 1999, basic and diluted loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the period. For the six months ended June 30, 2000, options to purchase 170,000 shares of common stock at prices ranging from $12.12 to $14.25 per share were not included in the computation of diluted loss per share because the effect would be antidilutive. No dilutive securities were outstanding during the three month period ended June 30, 1999.

     Per share information for prior periods is not presented because such information would not be meaningful in light of the business combination described in note 1.

(4)  Shareholders' Equity

     Effective as of May 19, 2000, the Company's Board of Directors authorized and effected a 1 for 2 reverse split of its common stock. Per share amounts in the accompanying consolidated financial statements give retroactive effect to the reverse stock split.

     During the six months ended June 30, 2000, 170,000 options to acquire common stock were granted at exercise prices ranging from $12.12 to $14.25 per share. The options vest one year from the date of grant and expire three years from the date of grant. In addition, 98,000 options were canceled during the six month period. On July 5, 2000, 85,000 additional options were granted at an exercise price of $13.25 per share.

     At June 30, 2000, 6,718,657 shares of the Company's common stock were issued and outstanding.

(5)  Financing

     On March 31, 2000, The Neptune Society, Inc. obtained an additional $750,000 from Private Investment Company, Ltd., bringing the total of the promissory note to $1,000,000. The note is an interest-free, non-amortizing, promissory note to be repaid no later than September 30, 2001. Financing costs of 12,000 common shares valued at $12.50 per share were paid in connection with this loan.

(6)  Acquisitions

     In March 2000, the Company acquired all of the outstanding stock of the Cremation Society of Iowa, Inc. (CSI) in exchange for 80,516 shares of the Company's common stock with an aggregate value of $1,000,000 and $110,000 in cash. This acquisition was accounted for as a purchase and the excess of the consideration paid over the net assets acquired was $1,018,470 and was recorded as names and reputations.

(7)  Subsequent Events

     In July 2000 the Company purchased all of the outstanding stock of Wilhelm Mortuary, Inc., certain assets of Heritage Memorial Society, LLC and
     Community Memorial Centers, LLC in exchange for 313,308 shares of the Company's common stock, $500,000 in cash and a convertible debenture of $1,000,000 maturing on July 17, 2003. The debenture bears interest at 8% per year and is convertible into the Company's common stock at any time after July 2001, based upon a conversion price of $12.00 per share. This acquisition will be accounted for as a purchase.

     Also in July 2000, the Company entered into a private placement Agency Agreement for the sale of 500,000 shares of the Company's common stock at $14.00 per share. On August 9, 2000, the private placement was closed for gross proceeds of $7,000,000. The Company paid an agency fee of $75,000 and a finder's fee of 150,000 of the Company's common shares in connection with such private placement.

     On July 31, 2000, the balance due under the $19,000,000 note to the Weintraub Trust was $5,065,836. The Company paid $341,396 on the principal balance. In exchange for releasing the Weintraub Trust from liability for loss of revenue or loss of projected revenue as a result of the pending Leneda legal proceeding (See "Item 8 Legal Proceedings"), the due date on the remaining $4,724,440 was extended for twelve months. The Company agreed to guarantee the Weintraub Trust a selling price of $14.00 per share for 3,375 common shares per month for shares currently owned by the Weintraub Trust by agreeing to repurchase treasury stock from the shareholder, up to $45,000 per month, if the shareholder exhausts all good faith efforts to liquidate the stock through conventional means.

     In August, 2000, the Company renegotiated the purchase price for Cremation Society of Iowa to 48,309 shares of the Company's common stock and $110,000 in cash. The renegotiated purchase price also includes certain earnout provisions based on gross revenues and EBITDA, and a price guarantee on the shares issued in the purchase such that the fair value of the total consideration will not be less than $640,000 on December 1, 2000.

(a)  Exhibits


Exhibit
Number         Description
------         -----------

 3.1           Articles of Incorporation of L R Associates,  Inc., filed January
               4, 1985

 3.2 Articles of Amendment of L R Associates, Inc. changing name to Lari Corp., filed August 3, 1998

 3.3 Articles of Amendment of Lari Corp. changing name to The Neptune Society, Inc., filed April 26, 1999

 3.4 Articles of Amendment of The Neptune Society, Inc. filed May 9, 2000, effecting a combination of the Corporation's shares of common stock

 3.5           Bylaws of The Neptune Society, Inc.

10.1           Form of Stock Option Plan

10.2 Share Purchase Agreement dated for reference March 26, 1999 by and between Lari Acquisition Company, Inc., Emanuel Weintraub Inter Vivos Trust, Emanuel Weintraub, Neptune Management Corp., Heritage Alternatives, Inc., Neptune Pre-Need Plan, Inc. and Lari Corp.

10.3 Share Purchase Agreement dated March 31, 1999 by and between Lari Acquisition Company, Inc., Lari Corp. and Stanley Zicklin

10.4 Share Purchase Agreement dated March 31, 1999 by and between Lari Acquisition Company, Inc., Lari Corp. and Jill Schulman

10.5 Agreement dated August 1, 1999 by and between Lari Acquisition Company, Inc., The Neptune Society, Inc. and Stanley Zicklin

10.6 Agreement dated August 1, 1999 by and between Lari Acquisition Company, Inc., The Neptune Society, Inc., Emmanuel Weintraub and Emmanuel Weintraub Inter Vivos Trust

Exhibit
Number         Description
------         -----------

10.7 Interest Purchase Agreement dated for reference March 31, 1999 by and between Neptune Management Corp. Lari Corp., Lari Acquisition Company, Inc. and the limited partners of Neptune-Los Angeles, Ltd., Neptune-Santa Barbara, Ltd., Neptune-Miami, Ltd., Neptune-St. Petersburg, Ltd., Neptune-Ft. Lauderdale, Ltd., Neptune-Nassau, Ltd., Neptune-Yonkers, Ltd.

10.8 Interest Purchase Agreement dated for reference March 31, 1999 by and between Heritage Alternatives, Inc., Lari Corp., Lari Acquisition Company, Inc. and the limited partners of Heritage Alternatives, L.P.

10.9 Consulting Agreement dated March 31, 1999 by and between Lari Acquisition Company, Inc. and Emanuel Weintraub

10.10 Amendment to Consulting Agreement dated August 1, 1999 by and between Lari Acquisition Company, Inc. and Emanuel Weintraub

10.11          $19,000,000   Promissory  Note  dated  March  31,  1999  by  Lari
               Acquisition Company, Inc.

10.12 Amendment to $19,000,000 Promissory Note dated August 1, 1999 by Lari Acquisition Company, Inc. in favor of Emanuel Weintraub Inter Vivos Trust

10.13          $2,000,000   Promissory   Note  dated  March  31,  1999  by  Lari
               Acquisition Company, Inc.

10.14 Amendment to $2,000,000 Promissory Note dated August 1, 1999 by Lari Acquisition Company, Inc. in favor of Emanuel Weintraub Inter Vivos Trust

10.15 Pre-Need Trust Agreement dated October 1, 1993 by and between Neptune Management Corp. and Sunbank/South Florida, N.A.

10.16 Asset Purchase Agreement dated March 31, 1992 by and between Heritage Cremation Services, Inc., Joseph Estephan, Elie Estephan and Emanuel Weintraub

Exhibit
Number         Description
------         -----------

10.17          Form of Commissioned Contractor Agreement

10.18          Agency Agreement dated for reference July 22, 1999 by and between
               The  Neptune  Society,   Inc.  and  Standard  Securities  Capital
               Corporation

10.19          Amendment to Agency Agreement dated August 5, 1999 by and between
               The  Neptune  Society,   Inc.  and  Standard  Securities  Capital
               Corporation

10.20          Form of Subscription Agreement

10.21          Form of Registration Rights Agreement

10.22          Debenture and Warrant Purchase Agreement dated November 24, 1999.

10.23          Form of Convertible Debenture

10.24 Asset Purchase Agreement dated December 31, 1999, by and among The Neptune Society, Inc., Crematory Society of Washington, Inc., and John C. Ayres.

10.25 Asset Purchase Agreement dated March 15, 2000, by and among the Neptune Society, Inc., Cremation Society of Iowa, Inc., Dave Noftsger, and John Bethel

10.26 Asset Purchase Agreements and Merger Agreement dated July 5, 2000, by and among the Neptune Society, Inc., Heritage Memorial, Community Memorial Centers, David Schroeder, and Michael Ashe

10.27          Agency Agreement dated for reference July 31, 2000 by and between
               The  Neptune  Society,   Inc.  and  Standard  Securities  Capital
               Corporation

21.1           List of Subsidiaries of the Registrant

23.1           Consent of Stonefield Josephson, Inc., Independent Auditors

27.1           Financial Data Schedule

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           THE NEPTUNE SOCIETY, INC.


 Date: October 3,  2000                    /s/ Marco Markin
                                           ----------------------------------
                                           Marco Markin, President and Director

                                 EXHIBIT INDEX

Exhibit
Number         Description
------         -----------

 3.1           Articles of Incorporation of L R Associates,  Inc., filed January
               4, 1985

 3.2 Articles of Amendment of L R Associates, Inc. changing name to Lari Corp., filed August 3, 1998

 3.3 Articles of Amendment of Lari Corp. changing name to The Neptune Society, Inc., filed April 26, 1999

 3.4 Articles of Amendment of The Neptune Society, Inc. filed May 9, 2000, effecting a combination of the Corporation's shares of common stock

 3.5           Bylaws of The Neptune Society, Inc.

10.1           Form of Stock Option Plan

10.2 Share Purchase Agreement dated for reference March 26, 1999 by and between Lari Acquisition Company, Inc., Emanuel Weintraub Inter Vivos Trust, Emanuel Weintraub, Neptune Management Corp., Heritage Alternatives, Inc., Neptune Pre-Need Plan, Inc. and Lari Corp.

10.3 Share Purchase Agreement dated March 31, 1999 by and between Lari Acquisition Company, Inc., Lari Corp. and Stanley Zicklin

10.4 Share Purchase Agreement dated March 31, 1999 by and between Lari Acquisition Company, Inc., Lari Corp. and Jill Schulman

10.5 Agreement dated August 1, 1999 by and between Lari Acquisition Company, Inc., The Neptune Society, Inc. and Stanley Zicklin

10.6 Agreement dated August 1, 1999 by and between Lari Acquisition Company, Inc., The Neptune Society, Inc., Emmanuel Weintraub and Emmanuel Weintraub Inter Vivos Trust

10.7 Interest Purchase Agreement dated for reference March 31, 1999 by and between Neptune Management Corp. Lari Corp., Lari Acquisition Company, Inc. and the limited partners of Neptune-Los Angeles, Ltd., Neptune-Santa Barbara, Ltd., Neptune-Miami, Ltd., Neptune-St. Petersburg, Ltd., Neptune-Ft. Lauderdale, Ltd., Neptune-Nassau, Ltd., Neptune-Yonkers, Ltd.

10.8 Interest Purchase Agreement dated for reference March 31, 1999 by and between Heritage Alternatives, Inc., Lari Corp., Lari Acquisition Company, Inc. and the limited partners of Heritage Alternatives, L.P.

10.9 Consulting Agreement dated March 31, 1999 by and between Lari Acquisition Company, Inc. and Emanuel Weintraub

10.10 Amendment to Consulting Agreement dated August 1, 1999 by and between Lari Acquisition Company, Inc. and Emanuel Weintraub

10.11          $19,000,000   Promissory  Note  dated  March  31,  1999  by  Lari
               Acquisition Company, Inc.

10.12 Amendment to $19,000,000 Promissory Note dated August 1, 1999 by Lari Acquisition Company, Inc. in favor of Emanuel Weintraub Inter Vivos Trust

10.13          $2,000,000   Promissory   Note  dated  March  31,  1999  by  Lari
               Acquisition Company, Inc.

10.14 Amendment to $2,000,000 Promissory Note dated August 1, 1999 by Lari Acquisition Company, Inc. in favor of Emanuel Weintraub Inter Vivos Trust

10.15 Pre-Need Trust Agreement dated October 1, 1993 by and between Neptune Management Corp. and Sunbank/South Florida, N.A.

10.16 Asset Purchase Agreement dated March 31, 1992 by and between Heritage Cremation Services, Inc., Joseph Estephan, Elie Estephan and Emanuel Weintraub

Exhibit
Number         Description
------         -----------

10.17          Form of Commissioned Contractor Agreement

10.18          Agency Agreement dated for reference July 22, 1999 by and between
               The  Neptune  Society,   Inc.  and  Standard  Securities  Capital
               Corporation

10.19          Amendment to Agency Agreement dated August 5, 1999 by and between
               The  Neptune  Society,   Inc.  and  Standard  Securities  Capital
               Corporation

10.20          Form of Subscription Agreement

10.21          Form of Registration Rights Agreement

10.22          Debenture and Warrant Purchase Agreement dated November 24, 1999.

10.23          Form of Convertible Debenture

10.24 Asset Purchase Agreement dated December 31, 1999, by and among The Neptune Society, Inc., Crematory Society of Washington, Inc., and John C. Ayres.

10.25 Asset Purchase Agreement dated March 15, 2000, by and among the Neptune Society, Inc., Cremation Society of Iowa, Inc., Dave Noftsger, and John Bethel

10.26 Asset Purchase Agreements and Merger Agreement dated July 5, 2000, by and among the Neptune Society, Inc., Heritage Memorial, Community Memorial Centers, David Schroeder, and Michael Ashe

10.27          Agency Agreement dated for reference July 31, 2000 by and between
               The  Neptune  Society,   Inc.  and  Standard  Securities  Capital
               Corporation

21.1           List of Subsidiaries of the Registrant

23.1           Consent of Stonefield Josephson, Inc., Independent Auditors

27.1           Financial Data Schedule